Exhibit 10.18

***Text Omitted and Filed Separately with the Securities and Exchange Commission. Confidential Treatment Requested Under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

PUBLIC HEALTH SERVICE

COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT
FOR EXTRAMURAL-PHS CLINICAL RESEARCH

This Agreement is based on the model Cooperative Research and Development Agreement (“CRADA”) adopted by the U.S. Public Health Service (“PHS”) Technology Transfer Policy Board for use by components of the National Institutes of Health (“NIH”), the Centers for Disease Control and Prevention (“CDC”), and the Food and Drug Administration (“FDA”), which are agencies of the PHS within the Department of Health and Human Services (“HHS”).

This Cover Page identifies the Parties to this CRADA:

The U.S. Department of Health and Human Services, as represented by

National Cancer Institute

an Institute, Center, or Division (hereinafter referred to as the “ICD”) of the

National Institutes of Health

and

Tracon Pharmaceuticals, Inc.,

hereinafter referred to as the “Collaborator,”

having offices at 4510 Executive Drive, Suite 330, San Diego, CA 92121,

created and operating under the laws of Delaware.

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COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT
FOR EXTRAMURAL-PHS CLINICAL RESEARCH

Article 1.            Introduction

This CRADA between ICD and Collaborator will be effective when signed by the Parties, which are identified on both the Cover Page and the Signature Page (page 22).  The official contacts for the Parties are identified on the Contacts Information Page (page 23).  Publicly available information regarding this CRADA appears on the Summary Page (page 24).  The research and development activities that will be undertaken by ICD, ICD’s contractors or grantees, and Collaborator in the course of this CRADA are detailed in the Research Plan, attached as Appendix A.  The staffing, funding, and materials contributions of the Parties are set forth in Appendix B.  Any changes to the model CRADA are set forth in Appendix C.

Article 2.            Definitions

The terms listed in this Article will carry the meanings indicated throughout the CRADA.  To the extent a definition of a term as provided in this Article is inconsistent with a corresponding definition in the applicable sections of either the United States Code (U.S.C.) or the Code of Federal Regulations (C.F.R.), the definition in the U.S.C. or C.F.R. will control.

“Adverse Drug Experience” or “ADE” means an Adverse Event associated with the use of the Test Article, that is, an event where there is a reasonable possibility that the Test Article may have caused the event (a relationship between the Test Article and the event cannot be ruled out), in accordance with the definitions of 21 C.F.R. Part 310, 305, or 312, or other applicable regulations.

“Adverse Event” or “AE” means any untoward medical occurrence in a Human Subject administered Test Article.  An AE does not necessarily have a causal relationship with the Test Article, that is, it can be any unfavorable and unintended sign (including an abnormal laboratory finding), symptom, or disease temporally associated with the use of the Test Article, whether or not it is related to it.  See FDA Good Clinical Practice Guideline (International Conference on Harmonisation (ICH) E6: “Good Clinical Practice: Consolidated Guidance, 62 Federal Register 25, 691 (1997)).

“Affiliate” means any corporation or other business entity controlled by, controlling, or under common control with Collaborator at any time during the term of the CRADA.  For this purpose, “control” means direct or indirect beneficial ownership of at least fifty percent (50%) of the voting stock or at least fifty percent (50%) interest in the income of the corporation or other business entity.

“Annual Report” means the report of progress of an IND-associated investigation that the Sponsor must submit to the FDA within sixty (60) days of the anniversary of the effective date of the IND (pursuant to 21 C.F.R. § 312.33).

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“Background Invention” means an Invention conceived and first actually reduced to practice before the Effective Date.

“Clinical Data in ICD’s Possession and Control” means all Raw Data that ICD employees create directly; and all copies of Raw Data and Summary Data that ICD obtains from Clinical Investigators or contractors performing CRADA activities.

“Clinical Investigator” means, in accordance with 21 C.F.R. § 312.3, an individual who actually conducts a clinical investigation, that is, who directs the administration or dispensation of Test Article to a subject, and who assumes responsibility for studying Human Subjects, for recording and ensuring the integrity of research data, and for protecting the welfare and safety of Human Subjects.

“Clinical Research Site(s)” means the site(s) at which the Protocol(s) described in the Research Plan will be performed.

“Collaborator Materials” means all tangible materials not first produced in the performance of this CRADA that are owned or controlled by Collaborator and used in the performance of the Research Plan.  The term “Collaborator Materials” does not include “Test Article” (defined below).

“Confidential Information” means confidential scientific, business, financial information, or Identifiable Private Information provided that Confidential Information does not include:

(a)          information that is publicly known or that is available from public sources;

(b)          information that has been made available by its owner to others without a confidentiality obligation;

(c)          information that is already known by the receiving Party, or information that is independently created or compiled by the receiving Party without reference to or use of the provided information; or

(d)          information that relates to potential hazards or cautionary warnings associated with the production, handling, or use of the subject matter of the Research Plan.

“Cooperative Research and Development Agreement” or “CRADA” means this Agreement, entered into pursuant to the Federal Technology Transfer Act of 1986, as amended (15 U.S.C. §§ 3710a et seq.), and Executive Order 12591 of April 10, 1987.

“CRADA Data” means information developed by or on behalf of the Parties in the performance of the Research Plan, excluding Raw Data.

“CRADA Materials” means all tangible materials first produced in the performance of the Research Plan other than CRADA Data.

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“CRADA Principal Investigator(s)” or “CRADA PI(s)” means the person(s) designated by the Parties who will be responsible for the scientific and technical conduct of the Research Plan.

“CRADA Subject Invention” means any Invention of either or both Parties, conceived or first actually reduced to practice in the performance of the Research Plan.

“Drug Master File” or “DMF” is described in 21 C.F.R. Part 314.420.  A DMF is a submission to the FDA that may be used to provide confidential detailed information about facilities, processes, or articles used in the manufacturing, processing, packaging, and storing of one or more human drugs.

“Effective Date” means the date of the last signature of the Parties executing this Agreement.

“Government” means the Government of the United States of America.

“Human Subject” means, in accordance with the definition in 45 C.F.R. § 46.102(f), a living individual about whom an investigator conducting research obtains:

(a)          data through intervention or interaction with the individual; or

(b)          Identifiable Private Information.

“ICD Materials” means all tangible materials not first produced in the performance of this CRADA that are owned or controlled by ICD and used in the performance of the Research Plan.

“IND” means an “Investigational New Drug Application,” filed in accordance with 21 C.F.R. Part 312 under which clinical investigation of an experimental drug or biologic (Test Article) is performed in Human Subjects in the United States or intended to support a United States licensing action.

“Identifiable Private Information” or “IPI” about a Human Subject means private information from which the identity of the subject is or may readily be ascertained.  Regulations defining and governing this information include 45 C.F.R. Part 46 and 21 C.F.R. Part 50.

“Institutional Review Board” or “IRB” means, in accordance with 45 C.F.R. Part 46, 21 C.F.R. part 56, and other applicable regulations, an independent body comprising medical, scientific, and nonscientific members, whose responsibility is to ensure the protection of the rights, safety, and well-being of the Human Subjects involved in a study.

“Invention” means any invention or discovery that is or may be patentable or otherwise protected under Title 35 of the United States Code, or any novel variety of plant which is or may be protectable under the Plant Variety Protection Act, 7 U.S.C. §§ 2321 et seq.

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“Investigator’s Brochure” means, in accordance with the definition in 21 C.F.R. § 312.23(a)(5), a document containing information about the Test Article, including animal screening, preclinical toxicology, and detailed pharmaceutical data, including a description of possible risks and side effects to be anticipated on the basis of prior experience with the drug or related drugs, and precautions, such as additional monitoring, to be taken as part of the investigational use of the drug.

“Patent Application” means an application for patent protection for a CRADA Subject Invention with the United States Patent and Trademark Office (“U.S.P.T.O.”) or the corresponding patent-issuing authority of another nation.

“Patent” means any issued United States patent, any international counterpart(s), and any corresponding grant(s) by a non-U.S. government in place of a patent.

“Placebo” means an inactive substance identical in appearance to the material being tested that is used to distinguish between drug action and suggestive effect of the material under study.

“Protocol” means the formal, detailed description of a study to be performed as provided for in the Research Plan.  It describes the objective(s), design, methodology, statistical considerations, and organization of a trial.  For the purposes of this CRADA, the term, Protocol, for clinical research involving Human Subjects, includes any and all associated documents, including informed consent forms, to be provided to Human Subjects and potential participants in the study.

“Raw Data” means the primary quantitative and empirical data first collected from experiments and clinical trials conducted within the scope of this CRADA.

“Research Plan” means the statement in Appendix A of the respective research and development commitments of the Parties.  The Research Plan should describe the provisions for sponsoring the IND, clinical and safety monitoring, and data management.

“Sponsor” means, in accordance with the definition in 21 C.F.R. § 312.3, an organization or individual who assumes legal responsibility for supervising or overseeing clinical trials with Test Articles, and is sometimes referred to as the IND holder.

“Steering Committee” means the research and development team whose composition and responsibilities with regard to the research performed under this CRADA are described in Appendix A.

“Summary Data” means any extract or summary of the Raw Data, generated either by or, on behalf of, ICD or by, or on behalf of, Collaborator.  Summary Data may include extracts or summaries that incorporate IPI.

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“Test Article” means, in accordance with 21 C.F.R. § 50.3(j), any drug (including a biological product), medical device, food additive, color additive, electronic product, or any other article subject to regulation under the Federal Food, Drug, and Cosmetic Act that is intended for administration to humans or animals, including a drug or biologic as identified in the Research Plan and Appendix B, that is used within the scope of the Research Plan.  The Test Article may also be referred to as Investigational Agent, Study Material, or Study Product.

Article 3.            Cooperative Research and Development

3.1         Performance of Research and Development.  The research and development activities to be carried out under this CRADA will be performed by the Parties identified on the Cover Page, as well as ICD’s contractors or grantees as described in the Research Plan. However, ICD’s contractors or grantees are not Parties to the CRADA, and this CRADA does not grant to Collaborator any rights to Inventions made by ICD’s contractors or grantees.  The CRADA PIs will be responsible for coordinating the scientific and technical conduct of this project on behalf of their employers.  Any Collaborator employees who will work at ICD facilities will be required to sign a Guest Researcher or Special Volunteer Agreement appropriately modified in view of the terms of this CRADA.

3.2         Research Plan.  The Parties recognize that the Research Plan describes the collaborative research and development activities they will undertake and that interim research goals set forth in the Research Plan are good faith guidelines. Should events occur that require modification of these goals, then by mutual agreement the Parties can modify them through an amendment, according to Paragraph 13.6.

3.3         Use and Disposition of Collaborator Materials and ICD Materials.  The Parties agree to use Collaborator Materials and ICD Materials only in accordance with the Research Plan and Protocol(s), not to transfer these materials to third parties except in accordance with the Research Plan and Protocol(s) or as approved by the owning or providing Party, and, upon expiration or termination of the CRADA, to dispose of these materials as directed by the owning or providing Party.

3.4         Third-Party Rights in Collaborator’s CRADA Subject Inventions.  If Collaborator has received (or will receive) support of any kind from a third party in exchange for rights in any of Collaborator’s CRADA Subject Inventions, Collaborator agrees to ensure that its obligations to the third party are both consistent with Articles 6 through 8 and subordinate to Article 7 of this CRADA.

3.5         Disclosures to ICD.  Prior to execution of this CRADA, Collaborator agrees to disclose to ICD all instances in which outstanding royalties are due under a PHS license agreement and in which Collaborator had a PHS license terminated in accordance with 37 C.F.R. § 404.10.  These disclosures will be treated as Confidential Information upon request by Collaborator in accordance with the definition in Article 2 and Paragraphs 8.3 and 8.4.

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3.6         Clinical Investigator Responsibilities.  The Clinical Investigator will be required to submit, or to arrange for submission of, each Protocol associated with this CRADA to all appropriate IRBs, and for ensuring that the IRBs are notified of the role of Collaborator in the research.  In addition to the Protocol all associated documents, including informational documents and advertisements, must be reviewed and approved by the appropriate IRB(s) before starting the research at each Clinical Research Site.  The research will be done in strict accordance with the Protocol(s) and no substantive changes in a finalized Protocol will be made unless mutually agreed upon, in writing, by the Parties.  Research will not commence (or will continue unchanged, if already in progress) until each substantive change to a Protocol, including those required by either the FDA or the IRB, has been integrated in a way acceptable to the Parties, submitted to the FDA (if applicable) and approved by the appropriate IRBs.

3.7         Investigational Applications.

3.7.1     If an IND is required either ICD or Collaborator, as indicated in the Research Plan, will submit an IND, and all Clinical Investigators must have completed registration documents on file (1572 forms).

3.7.2     If ICD elects to file its own IND, Collaborator agrees to provide ICD background data and information necessary to support the IND.  Collaborator further agrees to provide a letter of cross-reference to all pertinent regulatory filings sponsored by Collaborator.  Collaborator’s employees will be reasonably available to respond to inquiries from the FDA regarding information and data contained in the Collaborator’s IND, DMF, other filings, or other information and data provided to ICD by the Collaborator pursuant to this Article 3.  If ICD has provided information or data to assist Collaborator in its IND filing, ICD will provide a letter of cross reference to its IND and respond to inquiries related to information provided by ICD, as applicable.

3.7.3     If Collaborator supplies Confidential Information to ICD in support of an IND filed by ICD, this information will be protected in accordance with the corresponding confidentiality provisions of Article 8.

3.7.4     Collaborator may sponsor its own clinical trials and hold its own IND for studies performed outside the scope of this CRADA.  These studies, however, should not adversely affect the ability to accomplish the goal of the Research Plan, for example, by competing for the same study population.  All data from those clinical trials are proprietary to Collaborator for purposes of this CRADA.

3.8         Test Article Information and Supply.  Collaborator agrees to provide ICD without charge and on a schedule that will ensure adequate and timely performance of the research, a sufficient quantity of formulated and acceptably labeled, clinical-grade Test Article (and, as required by the Protocol(s), Placebo) to complete the clinical trial(s) agreed to and approved under this CRADA.  Collaborator will provide a Certificate of

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Analysis to ICD for each lot of the Test Article provided.

3.9         Test Article Delivery and Usage.  Collaborator will ship the Test Article and, if required, Placebo to ICD or its designee in containers marked in accordance with 21 C.F.R. § 312.6.  ICD agrees that the Clinical Investigators will keep appropriate records and take reasonable steps to ensure that the Test Article is used in accordance with the Protocol(s) and applicable FDA regulations.  In addition, ICD agrees that the Test Article (and all Confidential Information supplied by Collaborator relating to the Test Article) will be used solely for the conduct of the CRADA research and development activities.  Furthermore, ICD agrees that no analysis or modification of the Test Article will be performed without Collaborator’s prior written consent.  At the completion of the Research Plan, any unused quantity of Test Article will be returned to Collaborator or disposed as directed by Collaborator.  Pharmacy contacts at ICD or its designee will be determined by ICD and communicated to Collaborator.

3.10       Monitoring.

3.10.1   The Sponsor or its designee will be primarily responsible for monitoring clinical sites and for assuring the quality of all clinical data, unless otherwise stated in the Research Plan.  Monitoring will comply with FDA Good Clinical Practice (International Conference on Harmonisation (ICH) E6: “Good Clinical Practice: Consolidated Guidance; 62 Federal Register 25, 691 (1997)).  The other Party may also perform quality assurance oversight.  The monitor will communicate significant Protocol violations and submit documentation of monitoring outcomes on Protocol insufficiencies to the other Party in a timely manner.

3.10.2   Subject to the restrictions in Article 8 concerning IPI, and with reasonable advance notice and at reasonable times, ICD will permit Collaborator or its designee(s) access to clinical site(s) to monitor the conduct of the research, as well as to audit source documents containing Raw Data, to the extent necessary to verify compliance with FDA Good Clinical Practice and the Protocol(s).

3.11       FDA Meetings/Communications.  All meetings with the FDA concerning any clinical trial within the scope of the Research Plan will be discussed by Collaborator and ICD in advance.  Each Party reserves the right to take part in setting the agenda for, to attend, and to participate in these meetings.  The Sponsor will provide the other Party with copies of FDA meeting minutes, all transmittal letters for IND submissions, IND safety reports, formal questions and responses that have been submitted to the FDA, Annual Reports, and official FDA correspondence, pertaining either to the INDs under this CRADA or to the Clinical Investigators on Protocols performed in accordance with the Research Plan, except to the extent that those documents contain the proprietary information of a third party or dissemination is prohibited by law.

Article 4.            Reports

4.1         Interim Research and Development Reports.  The CRADA PIs should exchange

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information regularly, in writing.  This exchange may be accomplished through meeting minutes, detailed correspondence, circulation of draft manuscripts, Steering Committee reports, copies of Annual Reports and any other reports updating the progress of the CRADA research.  However, the Parties must exchange updated Investigator’s Brochure, formulation and preclinical data, and toxicology findings, as they become available.

4.2         Final Research and Development Reports.  The Parties will exchange final reports of their results within six (6) months after the expiration or termination of this CRADA.  These reports will set forth the technical progress made; any publications arising from the research; and the existence of invention disclosures of potential CRADA Subject Inventions and/or any corresponding Patent Applications.

4.3         Fiscal Reports.  If Collaborator has agreed to provide funding to ICD under this CRADA and upon the request of Collaborator, then concurrent with the exchange of final research and development reports according to Paragraph 4.2, ICD will submit to Collaborator a statement of all costs incurred by ICD for the CRADA.  If the CRADA has been terminated, ICD will specify any costs incurred before the date of termination for which ICD has not received funds from Collaborator, as well as for all reasonable termination costs including the cost of returning Collaborator property or removal of abandoned Collaborator property, for which Collaborator will be responsible.

4.4         Safety Reports.  In accordance with FDA requirements, the Sponsor will establish and maintain records and submit safety reports to the FDA, as required by 21 C.F.R. § 312.32 and 21 C.F.R. 812.150(b)(1), or other applicable regulations.  In the conduct of research under this CRADA, the Parties will comply with specific ICD guidelines and policies for reporting ADEs and AEs, as well as procedures specified in the Protocol(s).  The Sponsor must provide the other Party with copies of all Safety Reports concurrently with their submission to the FDA, and with any other information affecting the safety of Human Subjects in research conducted under this CRADA.

4.5         Annual Reports.  The Sponsor will provide the other Party a copy of the Annual Report concurrently with the submission of the Annual Report to the FDA.  Annual Reports will be kept confidential in accordance with Article 8.

Article 5.            Staffing, Financial, and Materials Obligations

5.1         ICD and Collaborator Contributions.  The contributions of any staff, funds, materials, and equipment by the Parties are set forth in Appendix B.  The Federal Technology Transfer Act of 1986, 15 U.S.C. § 3710a(d)(1) prohibits ICD from providing funds to Collaborator for any research and development activities under this CRADA.

5.2         ICD Staffing.  No ICD employees will devote 100% of their effort or time to the research and development activities under this CRADA.  ICD will not use funds provided by Collaborator under this CRADA for ICD personnel to pay the salary of any permanent ICD employee.  Although personnel hired by ICD using CRADA funds will focus principally on CRADA research and development activities, Collaborator acknowledges

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that these personnel may nonetheless make contributions to other research and development activities, and the activities will be outside the scope of this CRADA.

5.3         Collaborator Funding.  Collaborator acknowledges that Government funds received by Collaborator from an agency of the Department of Health and Human Services may not be used to fund ICD under this CRADA.  If Collaborator has agreed to provide funds to ICD then the payment schedule appears in Appendix B and Collaborator will make payments according to that schedule.  If Collaborator fails to make any scheduled payment, ICD will not be obligated to perform any of the research and development activities specified herein or to take any other action required by this CRADA until the Rinds are received.  ICD will use these funds exclusively for the purposes of this CRADA.  Each Party will maintain separate and distinct current accounts, records, and other evidence supporting its financial obligations under this CRADA and, upon written request, will provide the other Party a Fiscal Report according to Paragraph 4.3, which delineates all payments made and all obligated expenses, along with the Final Research Report described in Paragraph 4.2.

5.4         Capital Equipment.  Collaborator’s commitment, if any, to provide ICD with capital equipment to enable the research and development activities under the Research Plan appears in Appendix B.  If Collaborator transfers to ICD the capital equipment or provides funds for ICD to purchase it, then ICD will own the equipment.  If Collaborator loans capital equipment to ICD for use during the CRADA, Collaborator will be responsible for paying all costs and fees associated with the transport, installation, maintenance, repair, removal, or disposal of the equipment, and ICD will not be liable for any damage to the equipment.

Article 6.            Intellectual Property

6.1         Ownership of CRADA Subject Inventions, CRADA Data, and CRADA Materials.  Subject to the Government license described in Paragraph 7.5, the sharing requirements of Paragraph 8.1 and the regulatory filing requirements of Paragraph 8.2, the producing Party will retain sole ownership of and title to all CRADA Subject Inventions, all copies of CRADA Data, and all CRADA Materials produced solely by its employee(s).  The Parties will own jointly all CRADA Subject Inventions invented jointly and all CRADA Materials developed jointly.  A PHS contractors or grantee’s rights in data it generates will not be affected by this CRADA.

6.2         Reporting.  The Parties will promptly report to each other in writing each CRADA Subject Invention reported by their respective personnel, and any Patent Applications filed thereon, resulting from the research and development activities conducted under this CRADA.  Each Party will report all CRADA Subject Inventions to the other Party in sufficient detail to determine inventorship, which will be determined in accordance with U.S. patent law.  These reports will be treated as Confidential Information in accordance with Article 8.  Formal reports will be made by and to the Patenting and Licensing Offices identified on the Contacts Information Page herein.

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6.3         Filing of Patent Applications.  Each Party will make timely decisions regarding the filing of Patent Applications on the CRADA Subject inventions made solely by its employee(s), and will notify the other Party in advance of filing.  Collaborator will have the first opportunity to file a Patent Application on joint CRADA Subject Inventions and will notify PHS of its decision within […***…] days of an Invention being reported or at least […***…] days before any patent filing deadline, whichever occurs sooner.  If Collaborator fails to notify PHS of its decision within that time period or notifies PHS of its decision not to file a Patent Application, then PHS has the right to file a Patent Application on the joint CRADA Subject Invention.  Neither Party will be obligated to file a Patent Application.  Collaborator will place the following statement in any Patent Application it files on a CRADA Subject Invention: “This invention was created in the performance of a Cooperative Research and Development Agreement with the [INSERT into Agency’s model as appropriate: National Institutes of Health, Food and Drug Administration, Centers for Disease Control and Prevention], an Agency of the Department of Health and Human Services.  The Government of the United States has certain rights in this invention.” If either Party files a Patent Application on a joint CRADA Subject Invention, then the filing Party will include a statement within the Patent Application that clearly identifies the Parties and states that the joint CRADA Subject Invention was made under this CRADA.

6.4         Patent Expenses.  Unless agreed otherwise, the Party filing a Patent Application will pay all preparation and filing expenses, prosecution fees, issuance fees, post issuance fees, patent maintenance fees, annuities, interference expenses, and attorneys’ fees for that Patent Application and any resulting Patent(s).  If a license to any CRADA Subject Invention is granted to Collaborator, then Collaborator will be responsible for all expenses and fees, past and future, in connection with the preparation, filing, prosecution, and maintenance of any Patent Applications and Patents claiming exclusively licensed CRADA Subject Inventions and will be responsible for a pro-rated share, divided equally among all licensees, of those expenses and fees for non-exclusively licensed CRADA Subject Inventions.  Collaborator may waive its exclusive option rights at any time, and incur no subsequent financial obligation for those Patent Application(s) or Patent(s).

6.5         Prosecution of Patent Applications.  The Party filing a Patent Application will provide the non-filing Party with a copy of any official communication relating to prosecution of the Patent Application within thirty (30) days of transmission of the communication.  Each Party will also provide the other Party with the power to inspect and make copies of all documents retained in the applicable Patent Application or Patent file.  The Parties agree to consult with each other regarding the prosecution of Patent Applications directed to joint CRADA Subject Inventions.  If Collaborator elects to file and prosecute Patent Applications on joint CRADA Subject Inventions, then Collaborator agrees to use the U.S.P.T.O. Customer Number Practice and/or grant VHS a power(s) of attorney (or equivalent) necessary to assure PHS access to its intellectual property rights in these Patent Applications.  PHS and Collaborator will cooperate with each other to obtain necessary signatures on Patent Applications, assignments, or other documents.

***Confidential Treatment Requested

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Article 7.            Licensing

7.1         Background Inventions.  Other than as specifically stated in this Article 7, nothing in this CRADA will be construed to grant any rights in one Party’s Background Invention(s) to the other Party, except to the extent necessary for the Parties to conduct the research and development activities described in the Research Plan.

7.2         Collaborator’s License Option to CRADA Subject Inventions.  With respect to Government rights to any CRADA Subject Invention made solely by an ICD employee(s) or made jointly by an ICD employee(s) and a Collaborator employee(s) for which a Patent Application was filed, PBS hereby grants to Collaborator an exclusive option to elect an exclusive or nonexclusive commercialization license.  The license will be substantially in the form of the appropriate model PHS license agreement and will fairly reflect the nature of the CRADA Subject Invention, the relative contributions of the Parties to the CRADA Subject Invention and the CRADA, a plan for the development and marketing of the CRADA Subject Invention, the risks incurred by Collaborator, and the costs of subsequent research and development needed to bring the CRADA Subject Invention to the marketplace.  The field of use of the license will not exceed the scope of the Research Plan.

7.3         Exercise of Collaborator’s License Option.  To exercise the option of Paragraph 7.2 Collaborator must submit a written notice to the PHS Patenting and Licensing Contact identified on the Contacts Information Page (and provide a copy to the ICD Contact for CRADA Notices) within […***…] months after either (i) Collaborator receives written notice from PHS that the Patent Application has been filed or (ii) the date on which Collaborator files the Patent Application.  The written notice exercising this option will include a completed “Application for License to Public Health Service Inventions” and will initiate a negotiation period that expires […***…] months after the exercise of the option.  If PHS has not responded in writing to the last proposal by Collaborator within this […***…] month period, the negotiation period will be extended to expire […***…] after PHS so responds, during which […***…] Collaborator may accept in writing the final license proposal of PHS.  In the absence of Collaborator’s exercise of the option, or upon election of a nonexclusive license, PHS will be free to license the CRADA Subject Invention to others.  These time periods may be extended at the sole discretion of PHS upon good cause shown in writing by Collaborator.

7.4         Government License in ICD Sole CRADA Subject Inventions and Joint CRADA Subject Inventions.  Pursuant to 15 U.S.C. § 3710a(b)(1)(A), for CRADA Subject Inventions owned solely by ICD or jointly by ICD and Collaborator, and licensed pursuant to the option of Paragraph 7.2, Collaborator grants to the Government a nonexclusive, nontransferable, irrevocable, paid-up license to practice the CRADA Subject Invention or have the CRADA Subject Invention practiced throughout the world by or on behalf of the Government.  In the exercise of this license, the Government will not publicly disclose trade secrets or commercial or financial information that is privileged or confidential within the meaning of 5 U.S.C. § 552(b)(4) or which would be

***Confidential Treatment Requested

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considered privileged or confidential if it had been obtained from a non-federal party.

7.5         Government License in Collaborator Sole CRADA Subject Inventions.  Pursuant to 15 U.S.C. § 3710a(b)(2), for CRADA Subject Inventions made solely by an employee of  Collaborator, Collaborator grants to the Government a nonexclusive, nontransferable, irrevocable, paid-up license to practice the CRADA Subject Invention or have the CRADA Subject Invention practiced throughout the world by or on behalf of the Government for research or other Government purposes.

7.6         Third Party License.  Pursuant to 15 U.S.C. § 3710a(b)(1)(B), if PHS grants Collaborator an exclusive license to a CRADA Subject Invention made solely by an ICD employee or jointly with a Collaborator employee, the Government will retain the right to require Collaborator to grant to a responsible applicant a nonexclusive, partially exclusive, or exclusive sublicense to use the CRADA Subject Invention in Collaborator’s licensed field of use on terms that are reasonable under the circumstances; or, if Collaborator fails to grant a license, to grant a license itself.  The exercise of these rights by the Government will only be in exceptional circumstances, and only if the Government determines (i) the action is necessary to meet health or safety needs that are not reasonably satisfied by Collaborator, (ii) the action is necessary to meet requirements for public use specified by federal regulations, and such requirements are not reasonably satisfied by Collaborator; or (iii) Collaborator has failed to comply with an agreement containing provisions described in 15 U.S.C. § 3710a(c)(4)(B).  The determination made by the Government under this Paragraph is subject to administrative appeal and judicial review under 35 U.S.C. § 203(2).

7.7         Third-Party Rights In ICD Sole CRADA Subject Inventions.  For a CRADA Subject Invention conceived prior to the Effective Date solely by an ICD employee that is first actually reduced to practice after the Effective Date in the performance of the Research Plan, the option offered to Collaborator in Paragraph 7.2 may be restricted if, prior to the Effective Date, PHS had filed a Patent Application and has either offered or granted a license in the CRADA Subject Invention to a third party.  Collaborator nonetheless retains the right to apply for a license to any such CRADA Subject Invention in accordance with the terms and procedures of 35 U.S.C. § 209 and 37 C.F.R. Part 404.

7.8         Joint CRADA Subject Inventions Not Exclusively Licensed by Collaborator.  If Collaborator does not acquire an exclusive commercialization license in a joint CRADA Subject Invention in all fields of use then, for those fields of use not exclusively licensed to Collaborator, each Party will have the right to use the joint CRADA Subject Invention and to license its use to others, and each Party will cooperate with the other, as necessary, to fulfill international licensing requirements.  The Parties may agree to a joint licensing approach for any remaining fields of use.

Article 8.            Rights of Access and Publication

8.1         Right of Access to CRADA Data and CRADA Materials.  ICD and Collaborator agree to exchange all CRADA Data and to share all CRADA Materials.  If the CRADA is

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terminated, both parties agree to provide CRADA Materials in quantities needed to complete the Research Plan.  Such provision will occur before the termination date of the CRADA or sooner, if required by the Research Plan. If Collaborator possesses any human biological specimens from clinical trials under the CRADA, the specimens must be handled as described in the Protocol or as otherwise directed by ICD before the termination date of the CRADA.

8.2         Use of CRADA Data and CRADA Materials.  The Parties will be free to utilize CRADA Data and CRADA Materials internally for their own purposes, consistent with their obligations under this CRADA.  ICD may share CRADA Data or CRADA Materials with any contractors, grantees, or agents it has engaged to conduct the CRADA research and development activities, provided the obligations of this Article 8.2 are simultaneously conveyed.  Collaborator may share CRADA Data or CRADA Materials with any contractors, Affiliates, or agents it has engaged to conduct the CRADA research and development activities, provided the obligations of this Article 8.2 are simultaneously conveyed.

8.2.1     CRADA Data.

Collaborator and ICD will use reasonable efforts to keep CRADA Data confidential until published or until corresponding Patent Applications are filed.  To the extent permitted by law, each Party will have the right to use any and all CRADA Data in and for any regulatory filing by or on behalf of the Party.

8.2.2     CRADA Materials.

Collaborator and ICD will use reasonable efforts to keep descriptions of CRADA Materials confidential until published or until corresponding Patent Applications are filed.  Collaborator acknowledges that the basic research mission of PHS includes sharing with third parties for further research those research resources made in whole or in part with NIH funding.  Consistent with this mission and the tenets articulated in “Sharing of Biomedical Research Resources: Principles and Guidelines for Recipients of NIH Research Grants and Contracts,” December 1999, available at http://ott.od.nih.gov/NewPages/RTguide_final.html, following publication either Party may make available to third parties for further research those CRADA Materials made jointly by both PHS and Collaborator.  Notwithstanding the above, if those joint CRADA Materials are the subject of a pending Patent Application or a Patent, or were created using a patent-pending or patented material or technology, the Parties may agree to restrict distribution or freely distribute them.  Either Party may distribute those CRADA Materials made solely by the other Party only upon written consent from that other Party or that other Party’s designee.

8.3         Confidential Information.  Each Party agrees to limit its disclosure of Confidential Information to the amount necessary to carry out the Research Plan, and will place a confidentiality notice on all this information.  A Party orally disclosing Confidential Information to the other Party will summarize the disclosure in writing and provide it to the other Party within fifteen (15) days of the disclosure.  Each Party receiving

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Confidential Information agrees to use it only for the purposes described lo the Research Plan.  Either Party may object to the designation of information as Confidential Information by the other Party.

8.4         Protection of Confidential Information.  Confidential Information will not be disclosed, copied, reproduced or otherwise made available to any other person or entity without the consent of the owning or providing Party except as required by a court or administrative body of competent jurisdiction, or federal law or regulation.  Each Party agrees to use reasonable efforts to maintain the confidentiality of Confidential Information, which will in no instance be less effort than the Party uses to protect its own Confidential Information.  Each Party agrees that a Party receiving Confidential Information will not be liable for the disclosure of that portion of the Confidential Information which, after notice to and consultation with the disclosing Party, the receiving Party determines may not be lawfully withheld, provided the disclosing Party has been given a reasonable opportunity to seek a court order to enjoin disclosure.

8.5         Human Subject Protection.  The research to be conducted under this CRADA involves Human Subjects or human tissues within the meaning of 45 C.F.R. Part 46, and all research to be performed under this CRADA will conform to applicable federal laws and regulations.  Additional information is available from the HHS Office for Human Research Protections (http://www.hhs.gov/ohrp/).

8.6         Duration of Confidentiality Obligation.  The obligation to maintain the confidentiality of Confidential Information will expire at the earlier of the date when the information is no longer Confidential Information as defined in Article 2 or […***…] years after the expiration or termination date of this CRADA, except for IPI, for which the obligation to maintain confidentiality will extend indefinitely.  Collaborator may request an extension to this term when necessary to protect Confidential Information relating to products not yet commercialized.

8.7         Publication.  The Parties are encouraged to make publicly available the results of their research and development activities.  Before either Party submits a paper or abstract for publication or otherwise intends to publicly disclose information about a CRADA Subject Invention, CRADA Data, or CRADA Materials, the other Party will have thirty (30) days to review proposed manuscripts and three (3) days to review proposed abstracts to assure that Confidential Information is protected.  Either Party may request in writing that the proposed publication or other disclosure be delayed for up to thirty (30) additional days as necessary to file a Patent Application.

8.8         Clinical Investigators’ Research and Development Activities.  Although this CRADA does not grant to Collaborator any rights to Inventions made or Raw Data generated by ICD’s contractors or grantees, as they are not parties to this CRADA, ICD agrees that:

8.8.1     Subject to the other provisions of Article 8 of this CRADA, ICD will maintain, to the extent permitted by law, all Clinical Data in ICD’s Possession and Control as Confidential Information, and make them available to Collaborator for its own use

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and for exclusive use in obtaining regulatory approval for the commercial marketing of Test Article and relied CRADA Subject Inventions.

8.8.2     With regard to Collaborator’s Confidential Information, ICD will require the Clinical Investigators to agree to confidentiality provisions at least as restrictive as those provided in this CRADA and to Collaborator’s use of data in accordance with Paragraph 8.8.1 for obtaining regulatory approval for marketing Test Article.

8.8.3     If Collaborator wants access to Raw Data or any other data in the possession of the Clinical Investigators working with Test Article, Collaborator must first contact the CRADA PI.  Collaborator will bear any costs associated with Raw Data provided in formats customized for Collaborator.

8.8.4     Collaborator’s right to access Clinical Data in ICD’s Possession and Control under Paragraph 8.8 is dependent upon Collaborator’s continued development and commercialization of Investigational Agent.  If Collaborator fails to continue development or commercialization of Investigational Agent without the transfer of its development efforts to another party within […***…] days of discontinuation, ICD has the right to make Clinical Data in ICD’s Possession and Control available to a third party.

Article 9.            Representations and Warranties

9.1         Representations of ICD.  ICD hereby represents to Collaborator that:

9.1.1     ICD has the requisite power and authority to enter into this CRADA and to perform according to its terms, and that ICD’s official signing this CRADA has authority to do so.

9.1.2     To the best of its knowledge and belief, neither ICD nor any of its personnel involved in this CRADA is presently subject to debarment or suspension by any agency of the Government which would directly affect its performance of the CRADA.  Should ICD or any of its personnel involved in this CRADA be debarred or suspended during the term of this CRADA, ICD will notify Collaborator within thirty (30) days of receipt of final notice.

9.2         Representations and Warranties of Collaborator.  Collaborator hereby represents and warrants to ICD that:

9.2.1     Collaborator has the requisite power and authority to enter into this CRADA and to perform according to its terms, and that Collaborator’s official signing this CRADA has authority to do so.

9.2.2     Neither Collaborator nor any of its personnel involved in this CRADA, including Affiliates, agents, and contractors are presently subject to debarment or suspension by any agency of the Government.  Should Collaborator or any of its

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personnel involved in this CRADA be debarred or suspended during the term of this CRADA, Collaborator will notify ICD within thirty (30) days of receipt of final notice.

9.2.3     Subject to Paragraph 12.3, and if and to the extent Collaborator has agreed to provide funding under Appendix B, Collaborator is financially able to satisfy these obligations in a timely manner.

9.2.4     The Test Article provided has been produced in accordance with the FDA’s current Good Manufacturing Practice set out in 21 C.F.R. §§ 210-211, and ICH QA7, and meets the specifications cited in the Certificate of Analysis and Investigator’s Brochure provided.

Article 10.         Expiration and Termination

10.1       Expiration.  This CRADA will expire on the last date of the term set forth on the Summary Page.  In no case will the term of this CRADA extend beyond the term indicated on the Summary Page unless it is extended in writing in accordance with Paragraph 13.6.

10.2       Termination by Mutual Consent.  ICD and Collaborator may terminate this CRADA at any time by mutual written consent.

10.3       Unilateral Termination.  Either ICD or Collaborator may unilaterally terminate this CRADA at any time by providing written notice at least sixty (60) days before the desired termination date.  ICD may, at its option, retain funds transferred to ICD before unilateral termination by Collaborator for use in completing the Research Plan.  If Collaborator terminates this Agreement before the completion of all approved or active Protocol(s), then Collaborator will supply enough Test Article (and Placebo, if applicable) to complete these Protocol(s) unless termination is for safety concerns.

10.4       Funding for ICD Personnel.  If Collaborator has agreed to provide funding for ICD personnel and this CRADA is mutually or unilaterally terminated by Collaborator before its expiration, then Collaborator agrees that funds for that purpose will be available to ICD for a period of […***…] months after the termination date or until the expiration date of the CRADA, whichever occurs sooner.  If there are insufficient funds to cover this expense, Collaborator agrees to pay the difference.

10.5       New Commitments.  Neither Party will incur new expenses related to this CRADA after expiration, mutual termination, or a notice of a unilateral termination and will, to the extent feasible, cancel all outstanding commitments and contracts by the termination date.  Collaborator acknowledges that ICD will have the authority to retain and expend any funds for up to […***…] year subsequent to the expiration or termination date to cover any unpaid costs obligated during the term of the CRADA in undertaking the research and development activities set forth in the Research Plan.

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10.6       Collaborator Failure to Continue Development.  If Collaborator suspends development of the Test Article without the transfer of its active development efforts, assets, and obligations to a third party within […***…] days of discontinuation, Collaborator agrees that ICD may continue developing the Test Article.  In that event, the following will apply:

10.6.1   Collaborator agrees to transfer to ICD all information necessary to enable ICD to contract for the manufacture of the Test Article and, unless abandoned for reasons relating to safety as determined by the data safety monitoring board, to provide the Test Article (and Placebo, if any) in Collaborator’s inventory to ICD.

10.6.2   Further, Collaborator hereby grants to ICD a nonexclusive, irrevocable, world-wide, paid-up license to practice, or have practiced for or on behalf of the Government, any Background Invention that Collaborator may currently have or will obtain on the Test Article, its manufacture, or on any method of using the Test Article for the indication(s) described in the Research Plan, including the right to sublicense to third parties.

Article 11.         Disputes

11.1       Settlement.  Any dispute arising under this CRADA which is not disposed of by agreement of the CRADA Principal Investigators will be submitted jointly to the signatories of this CRADA.  If the signatories, or their designees, are unable to jointly resolve the dispute within thirty (30) days after notification thereof, the Assistant Secretary for Health (or his/her designee or successor) will propose a resolution.  Nothing in this Paragraph will prevent any Party from pursuing any additional administrative remedies that may be available and, after exhaustion of such administrative remedies, pursuing all available judicial remedies.

11.2       Continuation of Work.  Pending the resolution of any dispute or claim pursuant to this Article 11, the Parties agree that performance of all obligations will be pursued diligently.

Article 12.         Liability

12.1       NO WARRANTIES.  EXCEPT AS SPECIFICALLY STATED IN ARTICLE 9, THE PARTIES MAKE NO EXPRESS OR IMPLIED WARRANTY AS TO ANY MATTER WHATSOEVER, INCLUDING THE CONDITIONS OF THE RESEARCH OR ANY INVENTION OR MATERIAL, WHETHER TANGIBLE OR INTANGIBLE, MADE OR DEVELOPED UNDER OR OUTSIDE THE SCOPE OF THIS CRADA, OR THE OWNERSHIP, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE RESEARCH OR ANY INVENTION OR MATERIAL, OR THAT A TECHNOLOGY UTILIZED BY A PARTY IN THE PERFORMANCE OF THE RESEARCH PLAN DOES NOT INFRINGE ANY THIRD-PARTY PATENT RIGHTS.

12.2       Indemnification and Liability.  Collaborator agrees to hold the Government harmless

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and to indemnify the Government for all liabilities, demands, damages, expenses and losses arising out of the use by Collaborator for any purpose of the CRADA Data, CRADA Materials or CRADA Subject Inventions produced in whole or part by ICD employees under this CRADA, unless due to the negligence or willful misconduct of ICD, its employees, or agents.  The Government has no statutory authority to indemnify Collaborator.  Each Party otherwise will be liable for any claims or damages it incurs in connection with this CRADA, except that ICD, as an agency of the Government, assumes liability only to the extent provided under the Federal Tort Claims Act , 28 U.S.C. Chapter 171.

12.3       Force Majeure.  Neither Party will be liable for any unforeseeable event beyond its reasonable control and not caused by its own fault or negligence, which causes the Party to be unable to perform its obligations under this CRADA, and which it has been unable to overcome by the exercise of due diligence.  If a force majeure event occurs, the Party unable to perform will promptly notify the other Party.  It will use its best efforts to resume performance as quickly as possible and will suspend performance only for such period of time as is necessary as a result of the force majeure event.

Article 13.         Miscellaneous

13.1       Governing Law.  The construction, validity, performance and effect of this CRADA will be governed by U.S. federal law, as applied by the federal courts in the District of Columbia.  If any provision in this CRADA conflicts with or is inconsistent with any U.S. federal law or regulation, then the U.S. federal law or regulation will preempt that provision.

13.2       Compliance with Law.  ICD and Collaborator agree that they will comply with, and advise any contractors, grantees, or agents they have engaged to conduct the CRADA research and development activities to comply with, all applicable Executive Orders, statutes, and HHS regulations relating to research on human subjects (45 C.F.R. Part 46, 21 C.F.R. Parts 50 and 56) and relating to the appropriate care and use of laboratory animals (7 U.S.C. §§ 2131 et seq.; 9 C.F.R. Part 1, Subchapter A).  ICD and Collaborator will advise any contractors, grantees, or agents they have engaged to conduct clinical trials for this CRADA that they must comply with all applicable federal regulations for the protection of Human Subjects, which may include the Standards for Privacy of Individually Identifiable Health Information set forth in 45 C.F.R. Part 164.  Collaborator agrees to ensure that its employees, contractors, and agents who might have access to a “select agent or toxin” (as that term is defined in 42 C.F.R. §§ 73.4-73.5) transferred from ICD is properly licensed to receive the “select agent or toxin.”

13.3       Waivers.  None of the provisions of this CRADA will be considered waived by any Party unless a waiver is given in writing to the other Party.  The failure of a Party to insist upon strict performance of any of the terms and conditions hereof, or failure or delay to exercise any rights provided herein or by law, will not be deemed a waiver of any rights of any Party.

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13.4       Headings.  Titles and headings of the articles and paragraphs of this CRADA are for convenient reference only, do not form a part of this CRADA, and will in no way affect its interpretation.

13.5       Severability.  The illegality or invalidity of any provisions of this CRADA will not impair, affect, or invalidate the other provisions of this CRADA.

13.6       Amendments.  Minor modifications to the Research Plan may be made by the mutual written consent of the CRADA Principal Investigators.  Substantial changes to the CRADA, extensions of the term, or any changes to Appendix C will become effective only upon a written amendment signed by the signatories to this CRADA or by their representatives duly authorized to execute an amendment.  A change will be considered substantial if it directly expands the range of the potential CRADA Subject Inventions, alters the scope or field of any license option governed by Article 7, or requires a significant increase in the contribution of resources by either Party.

13.7       Assignment.  Neither this CRADA nor any rights or obligations of any Party hereunder shall be assigned or otherwise transferred by either Party without the prior written consent of the other Party.  The Collaborator acknowledges the applicability of 41 U.S.C. § 15, the Anti Assignment Act, to this Agreement.  The Parties agree that the identity of the Collaborator is material to the performance of this CRADA and that the duties under this CRADA are nondelegable.

13.8       Notices.  All notices pertaining to or required by this CRADA will be in writing, signed by an authorized representative of the notifying Party, and delivered by first class, registered, or certified mail, or by an express/overnight commercial delivery service, prepaid and properly addressed to the other Party at the address designated on the Contacts Information Page, or to any other address designated in writing by the other Party.  Notices will be considered timely if received on or before the established deadline date or sent on or before the deadline date as verifiable by U.S. Postal Service postmark or dated receipt from a commercial carrier.  Notices regarding the exercise of license options will be made pursuant to Paragraph 7.3.  Either Party may change its address by notice given to the other Party in the manner set forth above.

13.9       Independent Contractors.  The relationship of the Parties to this CRADA is that of independent contractors and not agents of each other or joint venturers or partners.  Each Party will maintain sole and exclusive control over its personnel and operations.

13.10    Use of Name; Press Releases.  By entering into this CRADA, the Government does not directly or indirectly endorse any product or service that is or will be provided, whether directly or indirectly related to either this CRADA or to any patent or other intellectual-property license or agreement that implements this CRADA by Collaborator, its successors, assignees, or licensees.  Collaborator will not in any way state or imply that the Government or any of its organizational units or employees endorses any product or services.  Each Party agrees to provide proposed press releases that reference or rely upon

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the work under this CRADA to the other Party for review and comment at least five (5) business days before publication.  Either Party may disclose the Title and Abstract of the CRADA to the public without the approval of the other Party.

13.11    Reasonable Consent.  Whenever a Party’s consent or permission is required under this CRADA, its consent or permission will not be unreasonably withheld.

13.12    Export Controls.  Collaborator agrees to comply with U.S. export law and regulations.  If Collaborator has a need to transfer any CRADA Materials made in whole or in part by ICD, or ICD Materials, or ICD’s Confidential Information to a person located in a country other than the United States, to an Affiliate organized under the laws of a country other than the United States, or to an employee of Collaborator in the United States who is not a citizen or permanent resident of the United States, Collaborator will acquire any and all necessary export licenses and other appropriate authorizations.

13.13    Entire Agreement.  This CRADA constitutes the entire agreement between the Parties concerning the subject matter of this CRADA and supersedes any prior understanding or written or oral agreement.

13.14    Survivability.  The provisions of Paragraphs 3.3, 3.4, 3.8, 4.2, 4.3, 5.3, 5.4, 6.1-9.2, 10.3-10.6, 11.1, 11.2, 12.1-12.3, 13.1-13.3, 13.7, 13.10 and 13.14 will survive the expiration or early termination of this CRADA.

SIGNATURES BEGIN ON THE NEXT PAGE

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PUBLIC HEALTH SERVICE

COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT

FOR EXTRAMURAL-PHS CLINICAL RESEARCH

SIGNATURE PAGE

ACCEPTED AND AGREED

BY EXECUTING THIS AGREEMENT, EACH PARTY REPRESENTS THAT ALL STATEMENTS MADE HEREIN ARE TRUE, COMPLETE, AND ACCURATE TO THE BEST OF ITS KNOWLEDGE.  COLLABORATOR ACKNOWLEDGES THAT IT MAY BE SUBJECT TO CRIMINAL, CIVIL, OR ADMINISTRATIVE PENALTIES FOR KNOWINGLY MAKING A FALSE, FICTITIOUS, OR FRAUDULENT STATEMENT OR CLAIM.

FOR ICD:

/s/ Douglas R. Lowy, M.D.	Dec. 10, 2010
Douglas R. Lowy, M.D.	Date
Deputy Director, National Cancer Institute

FOR COLLABORATOR:

/s/ Bryan R. Leigh, MD	12/22/10
Bryan R. Leigh, MD	Date
Chief Medical Officer, Tracon Pharmaceuticals, Inc.

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CONTACTS INFORMATION PAGE

CRADA Notices

For ICD: Technology Transfer Center 6120 Executive Blvd., Suite 450 Rockville, MD 20852 Tel. 301-496-0477 Fax: 301-402-2117	For Collaborator: Bryan Leigh, MD Tracon Pharmaceuticals, Inc. 4510 Executive Drive, Suite 330 San Diego, CA 92121 Tel: 858-550-0780 x236 Fax: 858-550-0786

Patenting and Licensing

For ICD:

Division Director, Division of Technology Development and Transfer

NIH Office of Technology Transfer

6011 Executive Boulevard, Suite 325

Rockville, Maryland 20852-3804

Tel: 301-496-7057

Fax: 301-402-0220

For Collaborator (if separate from above): Bryan Leigh, MD Tracon Pharmaceuticals, Inc. 4510 Executive Drive, Suite 330 San Diego, CA 92121 Tel: 858-550-0780 x236 Fax: 858-550-0786

Delivery of Materials Identified In Appendix B (if any)

For ICD: N/A	For Collaborator: N/A

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PUBLIC HEALTH SERVICE

COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT

FOR EXTRAMURAL-PHS CLINICAL RESEARCH

SUMMARY PAGE

EITHER PARTY MAY, WITHOUT FURTHER CONSULTTON OR PERMISSON,
RELEASE THIS SUMMARY PAGE TO THE PUBLIC.

TITLE OF CRADA:      Clinical Development of Tracon Pharmaceuticals, Inc.’s TRC105, an anti-CD105 antibody, as an Anti-Cancer Agent

PHS [ICD] Component:	National Cancer Institute
ICD CRADA Principal Investigators:	Drs. Kevin Conlon and Jeffrey Abrams

Collaborator:	Tracon Pharmaceuticals, Inc.
Collaborator CRADA Principal Investigator:	Dr. Bryan Leigh
Term of CRADA:	Five (5) years from the Effective Date

ABSTRACT OF THE RESEARCH PLAN:

Tracon Pharmaceuticals, Inc. and the Division of Cancer Treatment and Diagnosis of the National Cancer Institute have entered into a Cooperative Research and Development Agreement (“CRADA”) under which they will collaborate on the non-clinical and clinical development of TRC105, an anti-CD105 monoclonal antibody, as an anti-cancer-agent.

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Confidential	NCI – Tracon CRADA (NCI# 02663), Appendix A

APPENDIX A:  RESEARCH PLAN

Title of CRADA

Clinical Development of Tracon Pharmaceuticals, Inc.’s TRC105, an anti-CD105 antibody,

as an Anti-Cancer Agent

NCI Principal Investigators

Dr. Kevin Conlon

Dr. Jeffrey Abrams

Collaborator Principal Investigator

Dr. Bryan Leigh

Term of CRADA

Five (5) years from the Effective Date

1.                                    RESEARCH GOAL OF CRADA

The overall goal of this research project is to collaborate with Tracon Pharmaceuticals, Inc. (hereafter “Collaborator” or “Tracon”) on the non-clinical and clinical development of Collaborator’s proprietary investigational agent TRC105 (Investigational Agent), to demonstrate its safety and efficacy in patients with various types of cancers.  Throughout the Research Plan the terms Investigational Agent and TRC105 will be used interchangeably.

2.                                    SCIENTIFIC BACKGROUND

Tumors rely on angiogenesis to grow and metastasize, and angiogenesis inhibitors have demonstrated clinical benefit in patients with cancer.  CD105 is a member of the transforming growth factor beta (TGF-b) receptor family that is selectively expressed by proliferating endothelial cells and is essential for endothelial cell proliferation.  Expression of CD105 is induced by cellular hypoxia through hypoxia-inducible factor-1-.  CD105 is highly expressed on tumor vessel endothelium of all types of solid cancer and exerts its effect by modulating the signaling of multiple TGF-b receptor signaling complexes.  In the absence of CD105, TGF- b receptor activation inhibits endothelial cell proliferation and angiogenesis.  However, in the presence of CD105, TGF-b receptor signaling is modified to promote endothelial cell proliferation and angiogenesis.

3.                                    BACKGROUND AND CONTRIBUTIONS OF COLLABORATOR

Tracon Pharmaceuticals, Inc. is a biotechnology company developing targeted therapies for cancer.  The company seeks to address the unmet needs of cancer patients with product candidates that focus on cellular targets specifically implicated in cancer growth and angiogenesis.

Tracon has developed TRC105, an antiangiogenic monoclonal antibody directed against human CD105, also known as endoglin.  The antibody is a chimeric IgG1 kappa

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Confidential	NCI – Tracon CRADA (NCI# 02663), Appendix A

immunoglobulin with murine variable regions and human constant regions.  […***…].

Tracon has conducted IND-enabling preclinical studies to evaluate TRC105 with regards to mechanism of action, safety, and efficacy.  In vitro, TRC105 inhibits endothelial cell proliferation, induces endothelial cell apoptosis, and potently engages antibody-dependent cell mediated cytotoxicity (ADCC).  TRC105 was well-tolerated by nonhuman primates in a Good Laboratory Practice (GLP) toxicology study.

Tracon has filed an IND and initiated a phase 1 first-in-human multicenter open-label dose-escalation trial of TRC105 in patients with advanced solid cancers for whom curative therapy is unavailable.  The primary objectives of the Tracon study are to characterize the safety profile of TRC105 as a monotherapy for solid cancers and to determine a recommended phase 2 dose.  Initial results have shown that TRC105 has a good safety profile and clinical activity.

Tracon is currently collaborating with the Center for Cancer Research, NCI under the terms of an intramural CRADA (NCI CRADA #2467) that is focused on the treatment of prostate cancer with TRC105.  NCI has initiated a phase 2 trial of TRC105 monotherapy in patients with castrate-resistant prostate cancer.

Additional clinical trials of TRC105 for the treatment of cancer are planned.  In collaboration with the Gynecologic Oncology Group, Tracon is preparing a phase 2 study of TRC105 monotherapy in recurrent epithelial ovarian cancer.  Tracon is also sponsoring a phase 1b study of TRC105 in combination with capecitabine for metastatic breast cancer at the […***…].

4.                                    DESCRIPTION OF THE CRADA RESEARCH PLAN

The Division of Cancer Treatment and Diagnosis (DCTD), NCI and Collaborator are interested in the evaluation of Investigational Agent in a clinical development program that includes various tumor types.  DCTD will sponsor phase 1 and phase 2 clinical trials with the Investigational Agent that will help determine the safety, efficacy and the potential spectrum of Investigational Agent anti-tumor activity.  DCTD and Collaborator are also interested in evaluating Investigational Agent in combination with other novel investigational agents.

DCTD may also support intramural and extramural Non-Clinical Studies that focus on identifying assays for monitoring the biological activity of Investigational Agent, as well as studies for combination of Investigational Agent with other active anti-cancer agents.  These Non-Clinical Studies are aimed to support the clinical trials that will be conducted under the CRADA, and might involve convening a meeting of scientific experts and ultimately sponsoring core laboratories with expertise in the performance of appropriate assays with patient material.

In addition, DCTD may also support assay development via internal mechanisms (DCTD

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Clinical Support Assays).  These assay development studies (described below) will be conducted using internal NCI resources and are intended to further the clinical development of Investigational Agent and provide information regarding targets and assay development to the broader research community.

5.                                    RESPECTIVE CONTRIBUTIONS OF THE PARTIES

A.                                Joint Responsibilities

1.                                    Steering Committee and Communication Plan

A Steering Committee will be employed by the Parties to exchange information and data and to discuss and to plan the proposed and ongoing clinical research.  The Steering Committee shall be composed of the CRADA Principal Investigators from both Parties.  In addition, other NCI and Collaborator staff with expertise in toxicology, pharmacology, pharmaceutical development, project management and other disciplines, as pertinent to the current development stage of the Investigational Agent at the time of the meeting, will be participating members.  Both Parties shall report regularly to the Steering Committee on the progress of the clinical research and development efforts covered by this CRADA, will review the current progress, and will make any required decisions.  The routes of communication, format of written minutes, etc. will be determined at the Steering Committee meetings and will be driven by the needs of the project.

The Steering Committee will function under the oversight of Co-Chairs, one from NCI and one from the Collaborator.  NCI’s Steering Committee Co-Chair will be appointed by the DCTD Division Director and report to the DCTD Division Director or his or her designee.  Steering Committee meeting minutes summarizing all key decisions and issues under discussion will be provided to all the Steering Committee members and to the DCTD Division Director within ten (10) days of each meeting.  Steering Committee decisions will be made by consensus.

In addition to the Steering Committee, a Project Team comprised of NCI and Collaborator scientific members will be assembled for the purpose of discussing the DCTD Clinical Support Assays.  This Project Team will be a collaborative body to approve projects described in Section 5C1 of this Appendix A which outlines the DCTD Clinical Support Assays.  This Project Team will be a collaborative body charged with the planning and successful execution of experimental objectives.  It is intended that study areas approved by the Project Team will be broad enough in scope to allow all necessary experiments to realize the goal of said research without further approval from the Project Team.  Submission of new projects/areas of inquiry will be addressed by the Project Teams within seven (7) days of receipt.  Disagreements between DCTD and Collaborator will be discussed by the Steering Committee and/or Project Team who may recommend a course of action.  In the event that Project Team is unable to reach consensus, it will be the Division Director’s responsibility to resolve any

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impasse.  The Division Director will confer with representatives of the Collaborator before making any decision.  Project Teams will meet quarterly, or more often if necessitated by results or submission of a new project/area of inquiry.

2.                                    The DCTD and Collaborator will explore the clinical utility of Investigational Agent for various cancers.  As sensitive tumor types are identified, it will be important to develop combinations of Investigational Agent and other active anti-cancer agents and to compare Investigational Agent and Investigational Agent combinations with standard therapy for these tumor types.  Adjuvant studies may be important in diseases where Investigational Agent has activity and where there is a high risk of recurrence following initial primary therapy.

3.                                    Both Parties shall collaborate in the collection and analysis of data generated under the Research Plan.

4.                                    Both Parties will work closely together to ensure that the clinical studies move forward expeditiously.

B.                                 Collaborator Responsibilities

[…***…]

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[…***…]

C.                                DCTD Responsibilities

1.                                    […***…]

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[…***…]

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[…***…]

5.                                    Investigational Drug Steering Committee (IDSC)

The NCI Clinical Trials Working Group has mandated the formation of the Investigational Drug Steering Committee (IDSC).  The IDSC is designed to provide DCTD with broad external scientific and clinical input for the design and prioritization of phase 1 and phase 2 trials with agents for which CTEP sponsors an IND.  Membership of the IDSC includes the principal investigators of phase 1 U01 grants and phase 2 N01 contracts, representatives from the NCI Cooperative Groups, NCI staff members, and additional representatives with expertise in biostatistics, correlative science technologies, radiation oncology, etc., as well as patient advocates and community oncologists, as needed.  Experts with specific expertise will be included as ad hoc members for consideration of specific agents.  Periodically, the IDSC will assess, from a strategic perspective, CTEP investigational agent development plans, agent portfolios, and LOIs submitted by investigators to determine whether the clinical development plan for an agent should be modified.  When requested by CTEP, the IDSC will provide input on LOIs to assist in CTEP decision-making.  All participating members will be vetted for conflict of interest and are under confidentiality agreements with DCTD.

The IDS C is described in greater detail on p. 23 of the report of the Cancer Trials Working Group of National Cancer Advisory Board (http://integratedtrials.nci.nih.gov/ict/CTWG_report_June2005.pdf)

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6.                                    The DCTD will evaluate each of the active studies as they progress to ensure that the appropriate questions are being addressed and to ensure that the studies are modified as required based on the developing data.  The DCTD will utilize its existing procedures and mechanisms to follow the clinical studies to ensure that all studies meet the pertinent FDA regulations.

6.                                    RELATED INTELLECTUAL PROPERTY AND OTHER RELATED AGREEMENTS OF THE PARTIES

NCI Patents and Patents Applications:

None

Tracon Patent Property Covering TRC105:

Tracon Pharmaceuticals has licensed the following patent applications from Health Research.  Health Research is not a Party to this CRADA.  […***…]

Issued Patents

[…***…]

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[…***…]

Patents Pending

[…***…]

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Related Agreements between Parties:

A Confidential Disclosure Agreement, identified by NCI as CDA #7779, was executed on May 27, 2009 (“CDA”) to permit the exchange of information on two Tracon agents.  Upon execution of this CRADA, the CDA as it pertains to TRC105 is hereby superseded and succeeded by the terms of this CRADA as of the date of execution of this CRADA.

At the time of execution of this CRADA, there are no Material Transfer Agreements, Clinical Trial Agreements, or other Cooperative Research and Development Agreements or Materials Cooperative Research and Development Agreements related to this CRADA between the Parties.

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APPENDIX B

Financial and Staffing Contributions of the Parties

For NIH:

The NCI will conduct clinical and Non-Clinical Studies of Investigational Agent under its intramural and extramural research program, and DCTD Clinical Support Assays, as described in Appendix A.  The NCI estimates that one to three person-years per year of effort will be dedicated to its participation in the Non-Clinical Studies, DCTD Clinical Support Assays; clinical studies, Steering Committee meetings, updates to its IND, compiling data, and drug management and monitoring in support of the clinical trials.  PHS shall, in addition to its Principal Investigators provide sufficient staffing to execute and fulfill the obligations of the CRADA.

NCI will provide no funding to Collaborator for collaborative research and development pursuant to this CRADA, inasmuch as financial contributions by the U.S. government to non-Federal parties under a CRADA is prohibited under the Federal Technology Transfer Act of 1986 (15 U.S.C. 3710a(d)(1)).

For Collaborator:

Personnel:

Collaborator intends to commit one to three person-years per year of effort to permit the timely execution of the studies implemented under this CRADA.  More specifically, this staffing shall include Collaborator full-time employees, consultants to the company, external contract agencies and contract research organizations.  If Collaborator elects to perform any portion of the Research Plan through a contractor or consultant, Collaborator agrees to incorporate into such contract all provisions necessary to ensure that the work of such contractors or consultants is governed by the terms of the CRADA, including, but not limited to, the provision for the assignment of inventions of the contractor or consultant to Collaborator.

Investigational Agent:

Collaborator will provide to NCI, free of charge, bulk and formulated Investigational Agent in sufficient quantities to complete the studies, including Non-Clinical Studies, DCTD Clinical Support Assays and clinical studies, agreed pursuant to this CRADA.  Additionally, Collaborator will provide bulk and formulated Investigational Agent in sufficient quantities to complete any other studies sponsored by the NCI under this CRADA that are mutually agreeable to NCI and Collaborator.  Furthermore, Collaborator will provide Certificates of Analysis to NCI for each lot of finished product provided which verify the suitability of Investigational Agent for use in the scheduled DCTD Clinical Support Assays, Non-Clinical Studies or clinical trial Protocols.

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Clinical Data Collection Support Funding Directly to Contractors:

CTEP/DCTD utilizes the contract services of two companies for assistance in the monitoring of DCTD-sponsored clinical trials.  Collaborator will be responsible for making arrangements directly with the appropriate DCTD contractors to receive reports from DCTD-sponsored trials.  This will include quarterly reports, adverse event reports and summary reports.  The contractor for the phase 2 and 3 studies will provide these reports electronically in a format compatible with Collaborator’s database.  The NCI phase 1 contractor will also provide reports directly to Collaborator.  Contact information for each of the DCTD contractors will be provided as needed.  Collaborator will make payment arrangements as necessary directly with such contractor(s).

Collaborator may make only reasonable requests for access to CRADA Data and Raw Data or any other information that is in the possession of NCI Extramural Investigators.  The information will be provided according to a mutually agreed upon plan between the NCI, the Collaborator, and the NCI Extramural Investigator(s), and only in accordance with the guidelines and policies of the responsible Data Monitoring Committee.  Collaborator will be responsible for the costs associated with any unusually burdensome requests, such as a request that the data be provided in a format which is different than that normally collected.  Should Collaborator choose to review copies of patient research records, such a review will be at Collaborator’s expense and occur after notification and agreement of the NCI Extramural Investigators and only after all patient identifiers have been removed.

Funding to NCI:

(1)  CTEP/DCTD utilizes contract services for assistance in carrying out its responsibilities as a sponsor of clinical trials.  Collaborator agrees to provide $20,000.00 per year per phase 1 or phase 2 clinical trial during the term of the CRADA to supplement the CTEP/DCTD support contract costs and other reasonable and necessary expenses incurred by NCI in carrying out its responsibilities under this CRADA.  CTEP/DCTD plans to activate […***…] phase 1 and/or 2 clinical trials per year during the five (5) year term of this CRADA using Investigational Agent.  Collaborator’s funding to support the clinical trials will be up to a maximum of $500,000 per year for the term of the CRADA.  Funding for studies in excess of the […***…] clinical trials planned hereunder, and that could be active at the same time, will be by Amendment to the CRADA.  Further, funding for randomized phase 2 and phase 3 clinical trials may be negotiated by the Parties and added by Amendment to this CRADA.

(2)  Collaborator, at its discretion, may also provide up to $[…***…] per year during the term of the CRADA to support analytical assays, those focusing on identifying new assays for monitoring the biological activity of Investigational Agent, and correlative studies associated with clinical Protocols which are approved by both Parties and made a part of the Research Plan.  Such funds provided by Collaborator may be used for, but are not limited to, costs of tissue biopsies, including sample acquisition, storage and shipping costs.

(3)  Collaborator agrees to provide up to $5,000.00 per year for transportation and associated costs to support the participation of DCTD staff at selected scientific or development meetings, where such participation will substantially foster development of

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Investigational Agent.  Collaborator and DCTD must mutually agree to the activities that are appropriate under this Agreement. Travel costs are limited by the Federal Travel Rules and Regulations for all government staff whether paid for by government funds or CRADA funds.  Collaborator may provide direct support, under the 348 travel mechanism, for the travel and lodging costs for attendance of NCI staff at selected scientific or development meetings.  Both Collaborator and NCI must agree that the activities would be appropriate under this Agreement, and acceptance of Collaborator’s support of NCI’s participation in the activities will be contingent upon appropriate NCI approval.  Travel costs for such travel are also limited by the Federal Travel Rules and Regulations for all government staff whether paid for by government funds or Collaborators.

(4)  Collaborator also agrees to provide a one-time payment of $20,000.00 during the term of the CRADA to support regulatory filings by CTEP.

Collaborator’s payment schedule will be as follows:

At the end of each calendar year during the term of this CRADA, Collaborator will receive an invoice from NCI for funding to support activities (1) through (3) above.  Collaborator will make a payment in January of the following year.  The payment will be prorated for all studies activated or completed in the previous calendar year.  The one-time payment for $20,000 to support (4) above will be included in the invoice at the end of the year the CTEP IND is filed.

Any additional funding will not be added to this CRADA without an appropriate written executed Amendment pursuant to Article 13.6.

No funds provided under this CRADA by Collaborator will be used by NCI to pay the salary of full-time tenured federal employees.

Payment Information:

Checks for monies payable directly to the NCI should be made payable to the National Cancer Institute and addressed to:

Regulatory Affairs Branch

Attn: Dr. Sherry Ansher

National Cancer Institute

6130 Executive Blvd., Suite 7111

Rockville, MD 20852

All checks should be marked with a clear reference to the NCI CRADA Number, NCI CRADA #02663, and Title: “Clinical Development of TRACON Pharmaceuticals, Inc.’s TRC105, an anti-CD105 antibody, as an Anti-Cancer Agent.” Should NCI require electronic deposit of any monies payable under this CRADA, NCI agrees to provide Collaborator with the appropriate account information.

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Materials/Equipment Contributions:

NCI will not provide ICD Materials for use under this CRADA and Collaborator will not provide Collaborator Materials for use under this CRADA.  If NCI decides to provide ICD Materials for use under this CRADA, or if Collaborator decides to provide Collaborator Materials for use under this CRADA, those materials will be transferred under a cover letter that identifies them and states that they are being provided under the terms of the CRADA.  Collaborator will not provide capital equipment for use under this CRADA.

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APPENDIX C

Exceptions or Modifications to this CRADA

Additions and deletions within Articles of the Extramural Clinical Trial CRADA appear as underline and strikeout, respectively.

Article 1 is modified to read as follows:

Article 1.            Introduction

This CRADA between ICD and Collaborator will be effective when signed by the Parties, which are identified on both the Cover Page and the Signature Page (page 22).  The official contacts for the Parties are identified on the Contacts Information Page (page 23).  Publicly available information regarding this CRADA appears on the Summary Page (page 24).  The research and development activities that will be undertaken by ICD, ICD’s contractors or grantees, and Collaborator in the course of this CRADA are detailed in the Research Plan, attached as Appendix A.  The staffing, funding, and materials contributions of the Parties are set forth in Appendix B.  Any changes to the model CRADA are set forth in Appendix C.  An example of typical terms for a Material Transfer Agreement (“MTA”) for the transfer of Investigational Agent from NCI to NCI Extramural Investigators is attached as Appendix D.  For this Agreement, ICD means NCI.  Since CTEP and DCTD within the NCI are responsible for the Research Plan, ICD, NCI, DCTD and CTEP ma be used interchangeably in this Agreement when a specific program is responsible for an activity.

The following Article 2 Definitions are modified to read as follows:

~~“Clinical Data in ICD’s Possession and Control” means all Raw Data that ICD employees create directly; and all copies of Raw Data and Summary Data that ICD obtains from Clinical Investigators or contractors performing CRADA activities.~~

“CRADA Materials” means all tangible materials first produced in the performance of the Research Plan other than CRADA Data, Collaborator Materials, ICD Materials, or Test Article.  CRADA Materials do not include specimens collected from Human Subjects.

“Raw Data” means the primary quantitative and empirical data first collected from experiments and clinical trials conducted within the scope of this CRADA.  Raw Data includes case report forms and/or source documents.

“Test Article” means, in accordance with 21 C.F.R. § 50.3(j), any drug (including a biological product), medical device, food additive, color additive, electronic product, or any other article subject to regulation under the Federal Food, Drug, and Cosmetic Act that is intended for administration to humans or animals, including a drug or biologic as identified in the Research Plan and Appendix B, that is used within the scope of the Research Plan.  The Test Article may

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also be referred to as Investigational Agent, Study Material, or Study Product.  For this Agreement, Investigational Agent means TRC105.

Add the new Definitions to Article 2 as follows:

“Biomarker” means a biological marker that can be used to guide therapeutic administration of a drug, including, but not limited to: (i) predict whether or not a patient is likely to be sensitive or resistant to treatment with a certain therapeutic agent; or (ii) to guide any aspect of clinical practice (e.g. dosing, safety, efficacy and response).

“Contract” means a Funding Agreement that is a research and development mechanism that provides that the contractor perform for the benefit of the Government, with an expectation of completion of the stated research goals and the delivery of a report, data, materials or other product.  Generally, Contracts are administered under the Federal Acquisition Regulations (FAR) codified at Title 48 C.F.R., Chapter 1 or the Health Services Acquisition Regulations (HSAR) codified at Title 48 C.F.R., Chapter 3.

“Cooperative Agreement” means a Funding Agreement that is a species of a Grant, whereby the funding Federal agency intends to be substantially involved in carrying out the research program.

“CTA” means Clinical Trial Agreement.

“CTEP” means the Cancer Therapy Evaluation Program, DCTD, NCI, a program within NCI which plans, assesses and coordinates all aspects of clinical trials including extramural clinical research programs, internal resources, treatment methods and effectiveness, and compilation and exchange of data.

“DTP” means Developmental Therapeutics Program, DCTD, NCI, the program within the NCI which coordinates pre-clinical development of agents to be evaluated in DCTD-sponsored clinical trials.

“DCTD” means Division of Cancer Treatment and Diagnosis, NCI.

“DCTD Clinical Support Assays” means assays aimed at enhancing the understanding of the mechanism of action of Investigational Agent and its targets and optimizing DCTD’s clinical development program.  DCTD’s work may include such activities as the development of assays to detect target modulation, Biomarker studies, and pharmacodynamic analyses performed in conjunction with the NCI-sponsored clinical studies.  These studies will be performed by DCTD employees and contractors who are obligated to assign any and all intellectual property to the Public Health Service (PHS).  Although DCTD Clinical Support Assays are non-clinical in nature, for the purpose of this CRADA, they are treated separately from Non-Clinical Studies (defined below) as the approval process and oversight for DCTD Clinical Support Assays and Non-Clinical Studies are different.

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“Funding Agreement” means a Contract, Grant, or Cooperative Agreement entered into between a Federal agency and another party for the performance of experimental, developmental or research work funded in whole, or in part, by the Federal Government.

“Grant” means a Funding Agreement that is an award of financial assistance which may be provided for support of basic research in a specific field of interest to the funding Federal agency.

“Multi-Party Data” means data from studies sponsored by NCI pursuant to CTAs or CRADAs, where such data are collected under Protocols and Non-Clinical Studies involving combinations of investigational agents supplied from more than one CTA or CRADA collaborator.

“NCI” means the National Cancer Institute, National Institutes of Health, Department of Health and Human Services.

“NCI Intramural Investigator” means an investigator who is an NCI employee.

“NCI Extramural Investigator” means an investigator who is not an NCI employee and who is supported by NCI Funding Agreements.

“Non-Clinical Investigator” means any individual who conducts, directs, or assumes responsibility for Non-Clinical Studies Non-Clinical Investigators will include NCI Intramural and NCI Extramural investigators.

“NCI Investigator” includes any of NCI Intramural Investigator, NCI Extramural Investigator, Non-Clinical Investigator or an investigator who conducts the DCTD Clinical Support Assays.

“Non-Clinical Studies” means exploratory in vitro, in vivo, and ex vivo studies using defined biological models including cell lines, xenograft models, circulating tumor cells, normal tissue, blood and any of its components and shall include ancillary correlative studies, proof-of-mechanism and proof-of-principle assays, development of imaging techniques, and evaluation of target linkage.  Non-Clinical Studies may include studies using human materials derived from clinical trials (such as primary, metastatic, or circulating tumor cells, normal tissue, blood and any of its components).  This defined term shall be limited to studies under this CRADA.  Non-Clinical Studies can be performed by Clinical Investigators or Non-Clinical Investigators.  Non-Clinical Studies under this CRADA shall not include DCTD Clinical Support Assays.

“Protocol Review Committee” (or “PRC”) means the CTEP/DCTD committee that reviews and approves studies involving NCI investigational agents and/or activities supported by NCI.

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Article 3.7 is modified to read as follows:

3.7         Investigational New Drug Applications.

3.7.1     ~~If an IND is required either ICD or Collaborator,~~ DCTD, NCI, as indicated in the Research Plan, will prepare and submit an IND(s) and all Clinical Investigators participating in DCTD-sponsored clinical trials must have completed registration documents on file (1572 forms) with CTEP.

3.7.2     ~~If ICD elects to file its own IND,~~ To support the DCTD IND(s), Collaborator agrees to provide ~~ICD~~ DCTD background data and information necessary to support the IND(s).  Collaborator further agrees to provide a letter of cross-reference to all pertinent regulatory filings including an IND and/or DMF sponsored by Collaborator.  Collaborator’s employees will be reasonably available to respond to inquiries from the FDA regarding information and data contained in the Collaborator’s IND, DMF, other filings, or other information and data provided to ~~ICD~~ DCTD by the Collaborator pursuant to this Article 3.  If ~~ICD~~ DCTD has provided information or data to assist Collaborator in its IND filing, ~~ICD~~ DCTD will provide a letter of cross reference to its IND and respond to inquiries related to information provided by ~~ICD~~DCTD, as applicable.

3.7.3     If Collaborator supplies Confidential Information to ~~ICD~~ DCTD in support of an IND filed by ~~ICD~~DCTD, this information will be protected in accordance with the corresponding confidentiality provisions of Article 8.

3.7.4     Collaborator may sponsor its own clinical trials and hold its own IND for studies performed outside the scope of this CRADA.  These studies, however, should not adversely affect the ability to accomplish the goal of the Research Plan, for example, by competing for the same study population.  All data from those clinical trials are proprietary to Collaborator for purposes of this CRADA.  Collaborator will permit DCTD to review and use such data for regulatory purposes for DCTD-sponsored clinical trials which are performed under this CRADA.

3.7.5     In the event that Canadian institutions are participating on DCTD-sponsored clinical trials, Collaborator will need to assist in the submission of the regulatory documents to the Canadian Health Products and Food Branch to allow for such participation.  This may include a letter of cross-reference to an existing Clinical Trials Application or a DMF, including supporting documentation on the production of the Investigational Agent.  The forms and procedures for preparing Canadian Clinical Trials Application are available at http://www.hc-sc.gc.ca/dhp-

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mps/prodpharma/applic-demande/form/index-eng.php

3.7.6     In the event that other international Clinical Research Sites are participating on the NCI-sponsored protocols, Collaborator will assist the international participant in the submission of necessary regulatory documents to allow for such participation.  The international participant will work directly with the Collaborator to obtain the necessary regulatory documents.

Article 3.8 is modified to read as follows:

3.8       ~~Test Article~~ Investigational Agent Information and Supply.

3.8.1     Collaborator agrees to provide ~~ICD~~ DCTD without charge and on a schedule that will ensure adequate and timely performance of the research, a sufficient quantity of formulated and acceptably labeled, clinical-grade ~~Test Article~~ Investigational Agent (and, as required by the Protocol(s), Placebo) to complete the clinical trial(s) agreed to and approved under this CRADA.  Investigational Agent should be suitable for shipment to all countries and sites participating in DCTD-sponsored clinical trials.  DCTD does not maintain country-specific Investigational Agent supplies.  Collaborator will provide a Certificate of Analysis to ~~ICD~~ DCTD for each lot of the ~~Test Article~~ Investigational Agent provided.  It is understood that DCTD shall take responsibility for and reasonable steps to maintain appropriate records and assure appropriate supply, handling, storage, distribution and usage of these materials in accordance with the terms of this Agreement, the Protocol(s) and any applicable laws and regulations relating thereto.

3.8.2     Collaborator agrees to supply sufficient inventory to ensure adequate and timely supply of Investigational Agent for mutually agreed upon  Protocol(s).  DCTD will provide updated forecasts of amounts of Investigational Agent anticipated for ongoing and anticipated studies.  Collaborator further agrees to provide draft Investigational Agent labels to the NCI Pharmaceutical Management Branch (PMB) for review and agrees to reasonable labeling revisions to comply with DCTD label guidelines.  NCI NSC (National Service Center) numbers will be required to be on the label of Investigational Agent for all DCTD-sponsored clinical trials.

3.8.3     Furthermore, Collaborator agrees to provide without charge Investigational Agent or unformulated analytical grade Investigational Agent or metabolites, if available, to DCTD to supply to NCI Investigators

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for the development of mutually agreed upon Non-Clinical Studies such as analytical assays and ancillary correlative studies conducted in conjunction with DCTD-sponsored Protocols.  These studies will be approved by the PRC and conducted according to mutually approved clinical Protocols.

3.8.4     Collaborator agrees to allow Investigational Agent to be distributed to NCI Investigators for mutually agreeable Non-Clinical Studies designed to enhance the basic understanding and development of Investigational Agent.  These will include […***…] and other pertinent requests.  Each study will be proposed by the NCI Investigator and will be approved by both the NCI and Collaborator.  All NCI Extramural Investigators will sign Material Transfer Agreements (MTAs) substantially in the form attached hereto as Appendix D that acknowledge the proprietary nature of the Investigational Agent to Collaborator and include intellectual property and publication provisions.

3.8.5     Collaborator agrees to provide Investigational Agent to DCTD for DCTD to conduct DCTD Clinical Support Assays aimed at enhancing the understanding of the mechanism of action of Investigational Agent and its targets and optimizing its clinical development program.

3.8.6     Collaborator agrees to provide to the PMB the Investigator’s Brochure (IB) for Investigational Agent and all subsequent revisions/editions.  In addition to being filed to the CTEP IND, the IB will be on file in the PMB and will be distributed to all investigators participating on a clinical trial using the Investigational Agent.  Distribution will be accompanied by a statement about the confidentiality of the document and it is anticipated that distribution will be electronic.  All electronic distribution will be done using Adobe Acrobat PDF.  Any IB received by the PMB that is not in this format will be converted before distribution.  Hard copy IBs should be sent to IB Coordinator, Pharmaceutical Management Branch, CTEP, DCTD, NCI, 6130 Executive Blvd, Room 7149, Rockville, MD 20852.  Electronic versions should be mailed to the IB Coordinator at IBCoordinator@mail.nih.gov.

Article 3.9 is modified to read as follows:

3.9         ~~Test Article~~ Investigational Agent Delivery and Usage.  Collaborator will ship the ~~Test Article~~ Investigational Agent and, if required, Placebo to ~~ICD~~ NCI or its designee in containers marked in accordance with 21 C.F.R. § 312.6. ~~ICD~~ NCI agrees that the Clinical Investigators will keep appropriate records and take reasonable steps to ensure

***Confidential Treatment Requested

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that the ~~Test Article~~ Investigational Agent is used in accordance with the Protocol(s) and applicable FDA regulations.  In addition, ~~ICD~~ NCI agrees that the ~~Test Article~~ Investigational Agent (and all Confidential Information supplied, by Collaborator relating to the ~~Test Article~~ Investigational Agent) will be used solely for the conduct of the CRADA research and development activities.  Furthermore, ~~ICD~~ NCI agrees that no analysis or modification of the ~~Test Article~~ Investigational Agent will be performed without Collaborator’s prior written consent.  At the completion of the Research Plan, any unused quantity of ~~Test Article~~ Investigational Agent will be returned to Collaborator or disposed as directed by Collaborator.  ~~Pharmacy contacts at ICD or its designee will be determined by ICD and communicated to Collaborator.~~  The contact person for NCI will be Mr. Charles Hall, Chief, Pharmaceutical Management Branch (Telephone Number 301-496-5725) and the Collaborator contact will be Ms. Bonne Adams, Vice President, Clinical Operations (Telephone Number 858-550-0780 x228).

Article 3.10 is modified to read as follows:

3.10                    Auditing and Monitoring.

3.10.1        ~~The Sponsor or its designee~~ DCTD, NCI will be primarily responsible for monitoring ~~clinical site~~ Clinical Research Sites and for assuring the quality of all clinical data, unless otherwise stated in the Research Plan.  ~~Monitoring~~ Auditing will comply with the DCTD guidelines as described on the CTEP website at: http://ctep.info.nih.gov/branches/ctmb/clinicalTrials/monitoring_coop_coop_ctsu. htm. ~~FDA Good Clinical Practice (International Conference on Harmonisation (ICH) E6: “Good Clinical Practice: Consolidated Guidance; 62 Federal Register 25, 691 (1997)).  The other Party may also perform quality assurance oversight.  The monitor will communicate significant Protocol violations and submit documentation of monitoring outcomes on Protocol insufficiencies to the other Party in a timely manner.~~  NCI clinical trials must be conducted in accordance with the FDA Good Clinical Practices (GCP).

3.10.2        Subject to the restrictions in Article 8 concerning IPI, and with reasonable advance notice and at reasonable times, ICD will ~~permit~~ seek permission for Collaborator or its designee(s) to access Clinical Research Sites ~~toclinical site(s)~~ to ~~monitor~~ audit the conduct of the research at times convenient to Clinical Research Sites, and to obtain updates on ongoing clinical trials.  Collaborator may also make arrangements with ICD ~~as well as~~ to audit ~~source documents containing~~ Raw Data, at the completion of a Protocol and at Collaborator’s expense, to the extent necessary to verify compliance with FDA Good Clinical Practice and the Protocol(s).

Article 3.11 is modified to read as follows:

3.11                    FDA Meetings/Communications.  All formal meetings with the FDA concerning any

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Confidential	NCI – Tracon CRADA (NCI# 02663), Appendix C

clinical trial within the scope of the Research Plan will be discussed by Collaborator and ICD in advance.  Each Party reserves the right to take part in setting the agenda for, to attend, and to participate in these meetings.  The Sponsor will provide the other Party with copies of FDA meeting minutes, all transmittal letters for IND submissions, IND safety reports, formal questions and responses that have been submitted to the FDA, Annual Reports, and official FDA correspondence, pertaining either to the INDs under this CRADA or to the Clinical Investigators on Protocols performed in accordance with the Research Plan, except to the extent that those documents contain the proprietary information of a third party or dissemination is prohibited by law.

Add a new Article 3.12 as follows:

3.12                    Steering Committee and CRADA Research.  The Parties agree to establish a Steering Committee comprising at least the CRADA Principal Investigators to conduct and monitor the proposed and ongoing clinical studies and non-clinical research of the Investigational Agent in accordance with the CRADA Research Plan.  Members of the Steering Committee shall continue to remain employed by their respective employers under their respective terms of employment.

In addition to the Steering Committee, a Project Team comprised of NCI and Collaborator scientific members will be assembled for the purpose of discussing the DCTD Clinical Support Assays.  This Project Team will be a collaborative body to approve projects described under “Respective Contributions of the Parties” of Appendix A of this CRADA which outlines the DCTD Clinical Support Assays.  Manuscripts and presentations related to these studies will be handled in accordance with Article 8.7 of this CRADA.

Additional CRADA information, including Steering Committee meeting reports, Protocol Review Committee records, clinical Protocols, IND and general regulatory information, and non-clinical and clinical data in NCI’s possession and control shall remain on file with NCI.

Article 4.2 is modified to read as follows:

4.2                            Final Research and Development Reports.  The Parties will exchange final reports of their results within six (6) months after the expiration or termination of this CRADA.  These reports will set forth the technical progress made; any publications arising from the research; and the existence of invention disclosures of potential CRADA Subject Inventions and/or any corresponding Patent Applications.  Abstracts and publications provided to CTEP by investigators and further provided by CTEP to Collaborator will fulfill this final report obligation.  With respect to clinical studies, a copy of the IND Annual Report will also fulfill this reporting obligation.

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Confidential	NCI – Tracon CRADA (NCI# 02663), Appendix C

Article 4.4 is modified to read as follows:

4.4                            Safety Reports.  ~~In accordance with FDA requirements, the Sponsor will establish and maintain records and submit safety reports to the FDA, as required by 21 C.F.R. § 312.32 and 21 C.F.R. 812.150(b)(1), or other applicable regulations.  In the conduct of research under this CRADA, the Parties will comply with specific ICD guidelines and policies for reporting ADEs and AEs, as well as procedures specified in the Protocol(s).  The Sponsor must provide the other Party with copies of all Safety Reports concurrently with their submission to the FDA, and with any other information affecting the safety of Human Subjects in research conducted under this CRADA.~~  DCTD shall report all serious and unexpected possible, probable and definite Adverse Events to FDA in accordance with the reporting obligations of 21 CFR 312.32 and will, within 24 to 48 hours of notification to FDA, forward all such reports to Collaborator.  All other Adverse Event reports received by DCTD shall be reported to the FDA consistent with 21 CFR 312.32 and 312.33.  In the event that Collaborator informs the FDA of any serious and/or unexpected Adverse Events, Collaborator must notify the NCI at the same time by sending the reports to CTEPSupportAE@tech-res.com.  NCI will then notify the Clinical Investigator(s) conducting studies under DCTD-sponsored Protocols, if appropriate.

Article 4.5 is modified to read as follows:

4.5                            Annual Reports.  ~~The Sponsor~~ DCTD will provide ~~the other Party~~ Collaborator a copy of the Annual Report concurrently with the submission of the Annual Report to the FDA.  Annual Reports will be kept confidential in accordance with Article 8.  Collaborator will provide DCTD with a copy of its Annual Report to the FDA if Collaborator is sponsoring studies of Investigational Agent under its own IND.

Article 6.1 is modified to read as follows:

6.1                            Ownership of CRADA Subject Inventions, CRADA Data, and CRADA Materials.  Subject to the Government license described in Paragraph 7.5, the sharing requirements of Paragraph 8.1 and the regulatory filing requirements of Paragraph 8.2, the producing Party will retain sole ownership of and title to all CRADA Subject Inventions, all copies of CRADA Data, and all CRADA Materials produced solely by its employee(s).  The Parties will own jointly all CRADA Subject Inventions invented jointly and all CRADA Materials developed jointly.  A PHS contractor’s or grantee’s rights in data it generates will not be affected by this CRADA.  The Parties acknowledge that certain ICD contractors, including those who may perform DCTD Clinical Support Assays, are obligated to assign any and all intellectual property to NIH.

Article 7.2 is modified to read as follows:

7.2                            Collaborator’s License Option to CRADA Subject Inventions.  With respect to Government rights to any CRADA Subject Invention made solely by an ICD employee(s)

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Confidential	NCI – Tracon CRADA (NCI# 02663), Appendix C

or made jointly by an ICD employee(s) and a Collaborator employee(s) for which a Patent Application was filed, PHS hereby grants to Collaborator (i) an irrevocable, perpetual, paid-up, nonexclusive, nontransferable, royalty free, world-wide license under PHS’ interest in such CRADA Subject Invention, for internal research and development purposes (including clinical trials) only related to the Investigational Agent; and (ii) an exclusive option to elect an exclusive, or co-exclusive, if applicable, or nonexclusive commercialization license.  The option to elect a co-exclusive license shall apply when a CRADA Subject Invention is also a CRADA Subject Invention under another CRADA resulting from mutually agreed upon studies as described in Article 8.9 and the field of use of this co-exclusive license shall be to the use of the combination of the Investigational Agent with another agent(s) commensurate with the scope of the Research Plan.  The license will be substantially in the form of the appropriate model PHS license agreement and will fairly reflect the nature of the CRADA Subject Invention, the relative contributions of the Parties to the CRADA Subject Invention and the CRADA, a plan for the development and marketing of the CRADA Subject Invention, the risks incurred by Collaborator, and the costs of subsequent research and development needed to bring the CRADA Subject Invention to the marketplace.  The field of use of the license will not exceed the scope of the Research Plan.

Article 7.6 is modified to read as follows:

7.6                            Third Party License.  Pursuant to 15 U.S.C. § 3710a(b)(1)(B), if PHS grants Collaborator an exclusive, or co-exclusive, license to a CRADA Subject Invention made solely by an ICD employee or jointly with a Collaborator employee, the Government will retain the right to require Collaborator to grant to a responsible applicant a nonexclusive, partially exclusive, or exclusive sublicense to use the CRADA Subject Invention in Collaborator’s licensed field of use on terms that are reasonable under the circumstances; or, if Collaborator fails to grant a license, to grant a license itself.  The exercise of these rights by the Government will only be in exceptional circumstances and only if the Government determines (i) the action is necessary to meet health or safety needs that are not reasonably satisfied by Collaborator, (ii) the action is necessary to meet requirements for public use specified by federal regulations, and such requirements are not reasonably satisfied by Collaborator; or (iii) Collaborator has failed to comply with an agreement containing provisions described in 15 U.S.C. § 3710a(c)(4)(B).  The determination made by the Government under this Paragraph is subject to administrative appeal and judicial review under 35 U.S.C. § 203(2).

Paragraph 1 of Article 8.2 is modified to read as follows: .

8.2                            Use of CRADA Data and CRADA Materials.  The Parties will be free to utilize CRADA Data and CRADA Materials internally for their own purposes, consistent with their obligations under this CRADA.  ICD may share CRADA Data or CRADA Materials with any contractors, grantees, or agents it has engaged to conduct the CRADA research and development activities, provided the obligations of this Article 8.2 are

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Confidential	NCI – Tracon CRADA (NCI# 02663), Appendix C

simultaneously conveyed.  Collaborator may share CRADA Data or CRADA Materials with any contractors, Affiliates, development partners or agents it has engaged to conduct the CRADA research and development activities, provided the obligations of this Article 8.2 are simultaneously conveyed.  Collaborator shall not transfer CRADA Data to any third party other than those set forth in this section without the written permission of the NCI.  Following NCI’s permission, Collaborator and such third party shall enter into a Confidential Disclosure Agreement with confidentiality terms at least as stringent as those set forth herein.  Collaborator can then transfer the CRADA Data to such third party.

Article 8.6 is modified to read as follows:

8.6                            Duration of Confidentiality Obligation.  The obligation to maintain the confidentiality of Confidential Information will expire at the earlier of the date when the information is no longer Confidential Information as defined in Article 2 or […***…] years after the expiration or termination date of this CRADA, except for IPI, for which the obligation to maintain confidentiality will extend indefinitely.  Collaborator may request an extension to this term when necessary to protect Confidential Information relating to products not yet commercialized.

Article 8.7 is modified to read as follows:

8.7                            Publication.  The Parties are encouraged to make publicly available the results of their research and development activities.  However, Collaborator will not publish or publically disclose any CRADA Data provided by NCI under the CRADA without NCI’s permission.  Before ~~either Party~~ Collaborator or NCI submits a paper or abstract for publication ~~or otherwise intends to publicly disclose information~~ about a CRADA Subject Invention, CRADA Data, or CRADA Materials, the other Party will have thirty (30) days to review proposed manuscripts and three (3) days to review proposed abstracts to assure that Confidential Information is protected.  Either Party may request in writing that ~~the~~ a proposed publication ~~or other disclosure~~ be delayed for up to thirty (30) additional days as necessary to file a Patent Application.  Manuscripts to be submitted for publication by NCI investigators will be sent to NCI’s Regulatory Affairs Branch [NCICTEPpubs@mail.nih.gov] for forwarding to Collaborator for review as soon as they are received and in compliance with the timelines outlined above.  Abstracts to be presented by NCI Investigators will be sent to NCI’s Regulatory Affairs Branch [NCICTEPpubs@mail.nih.gov] for forwarding to Collaborator as soon as they are received, preferably no less than three (3) days prior to submission, but prior to presentation or publication, to allow for preservation of U.S. or foreign patent rights.

Article 8.8 is modified to read as follows:

8.8                            Clinical Investigators’ and Non-Clinical Investigators’ Research and Development Activities.  In pursuing the development of Investigational Agent pursuant to this

***Confidential Treatment Requested

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Confidential	NCI – Tracon CRADA (NCI# 02663), Appendix C

CRADA, NCI may utilize contractors and extramural investigators that are not NCI employees for part or all of the completion of this Research Plan, which may cover Non-Clinical Studies and clinical studies, through Funding Agreements and other agreements.  Participation in DCTD-sponsored clinical trials by these investigators shall be determined after competitive solicitation and review of Protocol Letters of Intent (LOIs) and study protocols by CTEP, NCI.  All Funding Agreements and other agreements for the conduct of extramural Non-Clinical Studies and clinical trials will include the Intellectual Property Option to Collaborator Terms of Award Addition (including any updates), offering Collaborator first rights of negotiation to extramural Inventions (web site: http://ctep.cancer.gov/industryCollaborations2/intellectual_property.htm).  Although this CRADA does not grant to Collaborator any rights to Inventions made or Raw Data generated by ~~ICD’S~~ NCI’s contractors or ~~grantees~~ Extramural Investigators, as they are not parties to this CRADA, ~~ICD~~ NCI agrees that:

~~8.8.1                Subject to the other provisions of Article 8 of this CRADA, ICD will maintain, to the extent permitted by law, all Clinical Data in ICD’s Possession and Control as Confidential Information, and make them available to Collaborator for its own use and for exclusive use in obtaining regulatory approval for the commercial marketing of Test Article and related CRADA Subject Inventions.~~

8.8.1 ~~2~~    With regard to Collaborator’s Confidential Information, ~~ICD~~ NCI will require the ~~Clinical~~ NCI Extramural Investigators to agree to confidentiality provisions at least as restrictive as those provided in this CRADA and to Collaborator’s use of data ~~in accordance with Paragraph 8.8.1~~ for obtaining regulatory approval for marketing ~~Test Article~~ Investigational Agent.

8.8.2 ~~3~~    If Collaborator wants access to Raw Data or any other data in the possession of the ~~Clinical~~ NCI Extramural Investigators working with ~~Test Article~~ Investigational Agent under a Funding Agreement or other agreements, Collaborator must first contact the ~~CRADA PI~~ Regulatory Affairs Branch (RAB), CTEP, NCI [Telephone 301-496-7912; anshers@mail.nih.gov].  Subsequent to authorization by RAB, Collaborator may directly contact the NCI Investigators.  Collaborator will bear any costs associated with Raw Data provided in formats customized for Collaborator, which costs will be paid by Collaborator directly to the NCI Investigators.  Collaborator’s access to Raw Data is only for regulatory purposes.

8.8.3~~4        Collaborator’s right to access Clinical Data in ICD’s Possession and Control under Paragraph 8.8 is dependent upon Collaborator’s continued development and commercialization of Investigational Agent.~~  If Collaborator fails to continue development or commercialization of Investigational Agent without the transfer of its development efforts to another party within […***…] days of discontinuation, ~~ICD~~ NCI has the right to make ~~Clinical~~ CRADA Data ~~in ICD’s Possession and Control~~ and Raw Data available to a third party.

***Confidential Treatment Requested

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Confidential	NCI – Tracon CRADA (NCI# 02663), Appendix C

Add a new Article 8.9 as follows:

8.9                            Multi-Party Data Rights.  For clinical Protocol(s) and Non-Clinical Study(ies) where Investigational Agent is used in combination with another investigational agent supplied to NCI pursuant to a CTA or CRADA between NCI and an entity not a Party to this CRADA [hereinafter referred to as “Third Party”], the access and use of Multi-Party Data by the Collaborator and Third Party shall be co-exclusive as follows:

8.9.1                NCI will provide both Collaborator and Third Party with notice regarding the existence and nature of the agreements governing their collaborations with NIH, the design of the proposed combination Protocol(s) or Non-Clinical Study(ies), and the existence of any obligations that might restrict NCI’s participation in the proposed combination Protocols or Non-Clinical Study(ies).

8.9.2                Collaborator shall agree to permit use of the Multi-Party Data from these trials by Third Party to the extent necessary to allow Third Party to develop, obtain regulatory approval for, or commercialize its own investigational agent(s).  However, this provision will not apply unless Third Party also agrees to Collaborator’s reciprocal use of Multi-Party Data.

8.9.3                Collaborator and Third Party must agree in writing prior to the commencement of the combination Protocol(s) or Non-Clinical Study(ies) that each will use the Multi-Party Data solely for the development, regulatory approval, and commercialization of its own investigational agent(s).

Add a new Article 8.10 as follows:

8.10                    Access, review and receipt of Identifiable Private Information.  Collaborator access to and review of Identifiable Private Information shall be only for on-site quality auditing.  Collaborator will receive Identifiable Private Information only if necessary for purposes of satisfying FDA or other health authorities’ reporting requirements, and for internal research purposes, directly related to obtaining regulatory approval of Investigational Agent.  Collaborator is prohibited from access, review, receipt, or use of such information for other purposes.  All IRB approved Protocols and informed consent documents related to this CRADA will clearly describe this practice.  If the Collaborator will have access to Identifiable Private Information, the Protocol and the informed consent must clearly state (i) the existence of the Collaborator; (ii) the Collaborator’s access to Identifiable Private Information, if any; and (iii) the extent to which confidentiality will be maintained.  For clinical Protocol(s) involving a Third Party, the other party’s access, review, receipt, or use of Identifiable Private Information shall be subject to the same limitations as described in this Article 8.10.

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Confidential	NCI – Tracon CRADA (NCI# 02663), Appendix C

Article 10.5 is modified to read as follows:

10.5                    New Commitments.  Neither Party will incur new expenses related to this CRADA after expiration, mutual termination, or a notice of a unilateral termination and will, to the extent feasible, cancel all outstanding commitments and contracts by the termination date.  Collaborator acknowledges that ICD will have the authority to retain and expend any funds for up to […***…] subsequent to the expiration or termination date to cover any unpaid costs obligated during the term of the CRADA in undertaking the research and development activities set forth in the Research Plan.

Article 10.6 is modified to read as follows:

10.6                    Collaborator Failure to Continue Development.  If Collaborator suspends development of the ~~Test Article~~ Investigational Agent without the transfer of its active development efforts, assets, and obligations to a third party within […***…] days of discontinuation, Collaborator agrees that ICD may continue developing the ~~Test Article~~ Investigational Agent.  In that event, the following will apply:

10.6.1        Collaborator agrees to transfer to ICD all information necessary to enable ICD to contract for the manufacture of the ~~Test Article~~ Investigational Agent and, unless abandoned for reasons relating to safety as determined by the data safety monitoring board, to provide the ~~Test Article~~ Investigational Agent (and Placebo, if any) in Collaborator’s inventory to ICD or arrange for an independent contractor to manufacture and provide Investigational Agent to NCI for (i) […***…] years or (ii) until […***…].

10.6.2        Further, Collaborator hereby grants to ICD a nonexclusive, irrevocable, world-wide, paid-up license to practice, or have practiced for or on behalf of the Government, any Background Invention that Collaborator may currently have or will obtain on the ~~Test Article~~ Investigational Agent, its manufacture, or on any method of using the ~~Test Article~~ Investigational Agent for the indication(s) described in the Research Plan, including the right to sublicense to third parties.

Article 13.7 is modified to read as follows:

13.7                    Assignment.  Neither this CRADA nor any rights or obligations of any Party hereunder shall be assigned or otherwise transferred by either Party without the prior written consent of the other Party.  The Collaborator acknowledges the applicability of 41 U.S.C. § 15, the Anti Assignment Act, to this Agreement.  The Parties agree that the identity of the Collaborator is material to the performance of this CRADA and that the duties under this CRADA are nondelegable.  Collaborator shall have the right to assign this Agreement to its Affiliates.

***Confidential Treatment Requested

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Article 13.9 is modified to read as follows:

13.9                    Independent Contractors.  The relationship of the Parties to this CRADA is that of independent contractors and not agents of each other or joint venturers or partners.  Each Party will maintain sole and exclusive control over its personnel and operations.  If Collaborator elects to perform any portion of the Research Plan through a contractor or consultant, Collaborator agrees to incorporate into such contract all provisions necessary to ensure that the work of such contractor or consultants is governed by the terms of the CRADA, including, but not limited to a provision for the assignment of Inventions of the contractor or consultant to the Collaborator.

In conducting a portion of the CRADA research, it may be necessary for NCI to utilize the services of NCI’s contractors or subcontractors.  As described in Article 8.8, certain contractors perform under Funding Agreements, which include an Intellectual Property Option to Collaborator Terms of Award Addition offering Collaborator first rights of negotiation to extramural Inventions (web site: http://ctep.cancer.gov/industryCollaborations2/intellectual_property.htm).

Other NCI contractors or subcontractors, including those performing the DCTD Clinical Support Assays, may be subject to a Determination of Exceptional Circumstances (35 U.S.C. § 202(a)(ii)), through which their rights in Inventions made using the Investigational Agent are assigned to the Government.  Such Inventions are then subject to the terms of this CRADA.

Article 13.12 is modified to read as follows:

13.12            Export Controls.  Collaborator agrees to comply with U.S. export law and regulations, including 21 U.S.C. 382 and 21 CFR Part 312.110.  If Collaborator has a need to transfer any CRADA Materials made in whole or in part by ICD, or ICD Materials, or ICD’s Confidential Information to a person located in a country other than the United States, to an Affiliate organized under the laws of a country other than the United States, or to an employee of Collaborator in the United States who is not a citizen or permanent resident of the United States, Collaborator will acquire any and all necessary export licenses and other appropriate authorizations.

Article 13.13 is modified to read as follows:

13.13            Entire Agreement.  This CRADA constitutes the entire agreement between the Parties concerning the subject matter of this CRADA and supersedes any prior understanding or written or oral agreement~~.~~, including, without limitation, the Confidential Disclosure Agreement (CDA) executed by the Parties on May 27, 2009 (NCI CDA# 07779) that will expire on May 26, 2014.  Upon execution of this CRADA, the CDA, as it pertains to TRC105, is hereby superseded and succeeded by the terms of this CRADA.

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Confidential	NCI – Tracon CRADA (NCI# 02663), Appendix C

Article 13.14 is modified to read as follows:

13.14            Survivability.  The provisions of Paragraphs 3.3, 3.4, 3.8, 4.2, 4.3, 4.4, 5.3, 5.4, 6.1-9.2, 10.3-10.6, 11.1, 11.2, 12.1-12.3, 13.1-13,3, 13.7, 13.10 and 13.14 will survive the expiration or early termination of this CRADA.

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Confidential	NCI – Tracon CRADA (NCI# 02663), Appendix D

APPENDIX D

MATERIAL TRANSFER AGREEMENT

Provider:                                       Division of Cancer Treatment and Diagnosis, National Cancer Institute

Recipient:                                 University School of Medicine

Recipient’s Investigator:  Dr. John Doe, Ph.D., as an employee of the University School of Medicine

1.            Provider agrees to transfer to Recipient’s Investigator the following Research Material:

1.0 mg of Agent X (NSC 00000), an agent proprietary to Company A, Inc. (Company)

2.            THIS RESEARCH MATERIAL MAY NOT BE USED IN HUMANS.  The Research Material will only be used for research purposes by Recipient’s Investigator in his/her laboratory, for the Research Project described below, under suitable containment conditions.  This Research Material will not be used by for-profit recipients for screening, production or sale, for which a commercialization license may be required.  Recipient agrees to comply with all Federal rules and regulations applicable to the Research Project and the handling of the Research Material.

2(a).                   Is Research Material of human origin?

            Yes

            No

2(b).                  If yes in 2(a), was Research Material collected according to 45 CFR Part 46, “Protection of Human Subjects”?

            Yes (Please provide Assurance Number: _____________)

            No

            Not Applicable (brief explanation……)

3.            This Research Material will be used by Recipient’s Investigator solely in connection with the following research project (“Research Project”) described with specificity as follows (use an attachment page if necessary):

For example:  This Research Material will be used for preclinical studies investigating the effects of the Research Material in a cancer cell line.

3(a).                   Are any materials used in the Research Project of human origin?

            Yes

            No

3(b).      If yes in 3(a), were human-origin materials collected according to 45 CFR Part 46, “Protection of Human Subjects”?

            Yes (Please provide Assurance Number: _                           )

            No

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            Not Applicable (brief explanation……)

4.            In all oral presentations or written publications concerning the Research Project, Recipient will acknowledge Provider’s or Company’s contribution of this Research Material unless requested otherwise.  To the extent permitted by law, Recipient agrees to treat in confidence, for a period of […***…] years from the date of its disclosure, any of Provider’s or Company’s written information about this Research Material that is stamped “CONFIDENTIAL,” except for information that was previously known to Recipient or that is or becomes publicly available or which is disclosed to Recipient without a confidentiality obligation.  Any oral disclosures to Recipient shall be identified as being CONFIDENTIAL by written notice delivered to Recipient within thirty (30) days after the date of the oral disclosure.  Recipient may publish or otherwise publicly disclose the results of the Research Project, but if CONFIDENTIAL information has been given to Recipient, such public disclosure may be made only after Provider and Company have had thirty (30) days to review the proposed disclosure to determine if it includes any CONFIDENTIAL information, except when a shortened time period under court order or the Freedom of Information Act pertains.  The publication or other disclosure shall be delayed for up to an additional thirty (30) days upon written request by either Provider or Company as necessary to preserve U.S. or foreign patent or other intellectual property rights. Abstracts must also be sent to Provider who will forward them to Company for courtesy notification after submission but prior to presentation or publication.

5.            This Research Material is proprietary to Company.  Company has agreed to allow NCI to make their proprietary compound available for this Research Project.  Recipient’s Investigator agrees to retain control over this Research Material and further agrees not to transfer the Research Material to other people not under her or his direct supervision without advance written approval of Provider.  When the Research Project is completed, the Research Material will be disposed of, if directed by Provider.

6.            This Research Material is provided as a service to the research community.  IT IS BEING SUPPLIED TO RECIPIENT WITH NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.  Provider makes no representations that the use of the Research Material will not infringe any patent or proprietary rights of third parties.

7.            Recipient shall retain title to any patent or other intellectual property rights in inventions made by its employees in the course of the Research Project.  Recipient agrees not to claim, infer, or imply endorsement by the Government of the United States of America (hereinafter referred to as “Government”) of the Research Project, the institution or personnel conducting the Research Project or any resulting product(s).  Unless prohibited by law from doing so, Recipient agrees to hold the Government harmless and to indemnify the Government for all liabilities, demands, damages, expenses and losses arising out of Recipient’s use for any purpose of the Research Material.

8.            The undersigned Provider and Recipient expressly certify and affirm that the contents of any statements made herein are truthful and accurate.

9.            This MTA shall be construed in accordance with Federal law as applied by the Federal courts in the District of Columbia.

10.    Results of the Research Project shall be provided to the Provider.  Publications shall be provided to Provider and Company as described in Article 4.

***Confidential Treatment Requested

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11.    Recipient (“Institution”) agrees to notify Provider and Company upon the filing of any patent applications related to research with this Research Material under this Agreement and abide by the following terms of the Intellectual Property Option to Collaborator:

Institution agrees to promptly notify the Provider (NCI) and Company in writing of any inventions, discoveries or innovations made by the Recipient’s Investigator or any other employees or agents of Institution, whether patentable or not, which are conceived or first actually reduced to practice in the performance of this Research Project using Company’s Research Material (hereinafter “Institution Inventions”).

Institution agrees to grant to Company: (i) a paid-up nonexclusive, nontransferable, royalty-free, world-wide license to all Institution Inventions for research purposes only; and (ii) a time-limited first option to negotiate an exclusive or co-exclusive, if applicable, world-wide royalty-bearing license for all commercial purposes, including the right to grant sub-licenses, to all Institution Inventions on terms to be negotiated in good faith by Company and Institution.  Company shall notify Institution, in writing, of its interest in obtaining an exclusive or co-exclusive license to any Institution Invention within […***…] months of Company’s receipt of written notice of such Institution Invention(s).  In the event that Company fails to so notify Institution, or elects not to obtain an exclusive or co-exclusive license, then Company’s option shall expire with respect to that Institution Invention, and Institution will be free to dispose of its interests in such Institution Invention in accordance with Institution’s policies.  If Institution and Company fail to reach agreement within […***…] days, (or such additional period as Company and Institution may agree) on the terms for an exclusive or co-exclusive license for a particular Institution Invention, then for a period of […***…] months thereafter Institution shall not offer to license the Institution Invention to any third party on materially better terms than those last offered to Company without first offering such terms to Company, in which case Company shall have a period of […***…] days in which to accept or reject the offer.

Institution agrees that notwithstanding anything herein to the contrary, any inventions, discoveries or innovations, whether patentable or not, which are not Subject Inventions as defined in 35 USC 201(e),* arising out of any unauthorized use of the Research Material and/or any modifications to the Research Material, shall be the property of Company (hereinafter “Company Inventions”).  Institution will promptly notify Company in writing of any such Company Inventions and, at Company’s request and expense, Institution will cause to be assigned to Company all right, title and interest in and to any such Company Inventions and provide Company with reasonable assistance to obtain patents (including causing the execution of any invention assignment or other documents)**: Institution may also be conducting other more basic research using the Research Material under the authority of a separate Material Transfer Agreement (MTA), or other such agreement with Company.  Inventions arising thereunder shall be subject to the terms of the separate MTA, and not to this clause.

* 35 USC 201 (e): The term “Subject Invention” means any invention of the contractor conceived or first actually reduced to practice in the performance of work under a funding agreement, provided that in the case of a variety of plant, the date of determination (as defined in section 41(d) (FOOTNOTE 1) of the Plant Variety Protection Act (7 U.S.C. 2401(d))) must also occur during the period of contract performance.

**Assignment of such Company Inventions by Institution shall be in accordance with any approvals required by 35 USC 202 (c)(7).

***Confidential Treatment Requested

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12.    This Agreement shall terminate two (2) years from the date of the last signature below.

Signatures Begin on Next Page

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SIGNATURES

RECIPIENT

Date	John Doe, Ph.D.

Date	Authorized Signature for Recipient and Title

Recipient’s Official and Mailing Address:

John Doe, Ph.D.
Associate Professor
Department of Biochemistry
University School of Medicine
City, State, Zip
Phone:

NATIONAL CANCER INSTITUTE

Date	Sherry Ansher, Ph.D.
Associate Chief, Agreement Coordination Group

Date	Laurie Whitney, Ph.D.
Supervisory Technology Transfer Specialist Technology Transfer Center, NCI

Please address all correspondence related to this agreement to Sally Hausman at the following address by express mail:

Sally Hausman

Senior Specialist, Research and Development Agreements

Regulatory Affairs Branch

Cancer Therapy Evaluation Program

Executive Plaza North, Suite 7111

6130 Executive Blvd.

Rockville, MD 20852-7181

Any false or misleading statements made, presented, or submitted to the Government, including any relevant omissions, under this Agreement and during the course of negotiation of this Agreement are subject to all applicable civil and criminal statutes including Federal statutes 31 U.S.C. §§ 3801-3812 (civil liability) and 18 U.S.C. § 1001 (criminal liability including fine(s) and/or imprisonment).

NCI Material Transfer Agreement #	Page 5 of 5

TRACON PHARMA – CONFIDENTIAL DOCUMENT